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                                                               EXHIBIT 10-A



                                 LOAN AGREEMENT


                                     AMONG


                           NATIONAL INTERGROUP, INC.


                                      AND


                            BANQUE PARIBAS, AS AGENT

                                      AND

                             THE BANKS NAMED HEREIN


                          Dated as of January 13, 1994





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                                 LOAN AGREEMENT

         This LOAN AGREEMENT is made and entered into as of January 13, 1994, by and among NATIONAL INTERGROUP, INC., a Delaware corporation, BANKS (as hereinafter defined) and BANQUE PARIBAS, a bank organized under the laws of the Republic of France, as Agent for Banks.

         In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS

         1.1 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to the Loan Documents shall be prepared in accordance with GAAP unless otherwise specifically provided herein, and the characterization of all expenditures as current or capital shall be determined in accordance with GAAP.

         1.2 Terms Defined. Certain terms used in the Loan Documents shall have the definitions assigned to them in this Section 1.2 or in the contexts in which they appear. Such definitions shall be equally applicable to both the singular and plural forms of the terms defined, and words of any gender shall include each other gender where appropriate.

         Advance. Means any advance or disbursement of funds under the Facility.

         Affiliate. Means, with respect to a specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used herein with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Securities or otherwise.

         Agent. Means Banque Paribas, as agent for Banks pursuant to this Agreement, and its successors and assigns in such capacity.

         Aggregate Commitment. Means $15,000,000, subject to reduction as provided in Section 2.11.

         Agreement. Means this Loan Agreement, as it may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time.

         Asset. Means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible or contingent or certain, and includes, without limitation, Securities.

         Assignment and Acceptance. Means an Assignment and Acceptance entered (or to be entered) into by a Bank and an Eligible Assignee, and accepted (or to be accepted) by Agent, substantially in the form of Exhibit A hereto.





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         Bank.  Means any bank or other financial institution identified on the signature pages of this Agreement and on Schedule 1 hereto or any Eligible Assignee or Affiliate of a Bank which becomes a Bank in accordance with Section
10.6 of this Agreement, and "Banks" means all of such banks, financial institutions, Eligible Assignees and Affiliates which become Banks in accordance with Section 10.6.

         Bankruptcy Code. Means Title 11 of the United States Code, as amended, and all rules issued pursuant thereto.

         Base Financial Statements.   Means (a) with respect to Borrower, the
Financial Statements of Borrower and its Consolidated Subsidiaries as of and for the fiscal year ended March 31, 1993, and (b) with respect to FoxMeyer, the Financial Statements of FoxMeyer and its consolidated subsidiaries as of and for the fiscal year ended March 31, 1993.

         Base Rate. Means the variable rate of interest established from time to time by Citibank, N.A., New York, New York (at its head office) (or such other bank as may be designated by Agent as provided below), as its prime or base rate of interest for commercial loans, which rate of interest may or may not be the lowest rate charged by such bank on similar loans or to similar borrowers; provided, however, that, in lieu of Citibank, N.A. or any successor bank to Citibank, N.A. for purposes of establishing the Base Rate, Agent may, at any time and from time to time upon five Business Days' prior written notice to Borrower, designate (a) NationsBank of Texas, N.A. (at its head office) or
(b) any other bank as may be reasonably acceptable to Borrower, as the reference bank for purposes of establishing the Base Rate. Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

         Base Rate Loan. Means that portion of any Loan which bears interest at a rate determined by reference to the Base Rate.

         Base Rate Margin.  Means one-quarter of one percent (0.25%).

         Ben Franklin. Means Ben Franklin Retail Stores, Inc., a Delaware corporation.

         Ben Franklin Adjustment. Means the amount of any loss of Borrower attributable to any sale of common capital stock of Ben Franklin.

         Board of Governors. Means the Board of Governors of the Federal Reserve System.

         Borrower.  Means National Intergroup, Inc., a Delaware corporation.

         Borrowing Base. Means, as of the date of any determination by Agent, an amount equal to forty-nine and nine-tenths percent (49.9%) of the fair market value of the FoxMeyer Stock and the other (if any) Margin Stock pledged as Collateral in compliance with this Agreement in which Agent, on behalf of Banks, has a first priority Lien as security for the Obligations, which fair market value shall be equal to the closing sale price of such stock on the immediately preceding Business Day, as appearing on any regularly published reporting or quotation service; provided, however, that if, at any time, the FoxMeyer Stock and/or the other (if any) Margin Stock does not appear on any regularly published reporting or quotation service, Borrower and Agent shall negotiate in good faith to reach an agreement regarding the method of determining the fair market value of such stock (taking into consideration marketability, transfer restrictions and all other relevant factors), in which case such fair market value shall be determined as so agreed or, in the absence of an agreement, shall be determined in good faith by Agent.

         Borrowing Base Certificate. Means a certificate substantially in the form of Exhibit B hereto, appropriately completed and executed by a Financial Officer of Borrower, evidencing computation of the





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Borrowing Base.

         Borrowing Base Deficiency. Means, as of the date of any determination, the amount, if any, by which (a) the sum of (i) the aggregate outstanding principal amount of all Loans plus (ii) the aggregate Letter of Credit Outstanding, exceeds (b) the Borrowing Base in effect on such date.

         Business Day. Means a day (other than Saturday or Sunday) on which commercial banks are open for business in Houston, Texas, and in New York, New York.

         Capital Lease. Means, as of the date of any determination, any lease of an Asset which is (or should be) capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP.

         Cash Collateral Account.  Means as provided in Section 3.2(a).

         CERCLA. Means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

         Change of Control. Means an event or series of events by which (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the present shareholders of Borrower is or becomes the "beneficial owner" (as defined in Rule 13d-3 under such Act), directly or indirectly, of Securities representing more than 40% of the combined voting power of the then outstanding voting Securities of Borrower and (b) at any time during the term of this Agreement, a majority of the Board of Directors of Borrower shall consist of Persons other than Continuing Directors of Borrower. For purposes of this definition, "Continuing Director" means any member of the Board of Directors on the date hereof and any other member of the Board of Directors who shall be nominated or elected to succeed a Continuing Director by at least two-thirds (2/3) of the Continuing Directors who are then members of the Board of Directors.

         Claims.  Means as provided in Section 8.3(i).

         Clean Air Act. Means the Clean Air Act (42 U.S.C. Section 7401 et seq.), as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

         Clean Water Act. Means the Clean Water Act (33 U.S.C. Section 1251 et seq.), as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

         Closing Date.  Means the date of this Agreement.

         Code. Means the Internal Revenue Code of 1986, as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

         Collateral. Means any and all Assets in which Agent or any Bank is now or hereafter granted a Lien as security for all or any portion of the Obligations, including, without limitation, the Liens created or to be created pursuant to the Security Documents and pursuant to Section 3.2(b) (in the Cash Collateral Account) and the other terms and provisions of this Agreement.

         Commitment. Means, with respect to each Bank, such Bank's Commitment to make Loans under the Facility in the maximum amount of its Pro Rata Share of the Aggregate Commitment, subject to reduction as provided in Section 2.11.

         Commitment Letter. Means that certain letter agreement dated December 10, 1993, from Paribas to Borrower as agreed to and accepted by Borrower as of December 10, 1993, including the Term Sheet attached





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thereto, as amended.

         Consolidated Subsidiary. Means the Major Subsidiaries and any other Subsidiary of Borrower included as a consolidated subsidiary as of such date in the consolidated financial statements of Borrower prepared in accordance with GAAP, and "Consolidated Subsidiaries" means all of such Subsidiaries.

         Controlling Person. Means, with respect to Borrower, any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) that is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities representing more than 5% of the combined voting power of the then outstanding voting Securities of Borrower.

         Conversion Notice.  Means as provided in Section 2.8(a).

         Current Date. Means a date no more than 30 days prior to the Closing Date or, with respect to matters occurring after the Closing Date, the applicable reference date.

         Debtor Relief Laws. Means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

         Default. Means the occurrence of any event which, with notice or lapse of time or both, would become an Event of Default (and, unless otherwise expressly stated or the context in which such term is used otherwise indicates, includes an Event of Default), and "default" means the occurrence of any event which, with notice or lapse of time or both, would become an event of default under the agreement, document or instrument in question (and, unless otherwise expressly stated or the context in which such term is used otherwise indicates, includes such an event of default).

         Default Rate. Means a rate per annum equal to the lesser of (a) the Maximum Lawful Rate or (b) three percent (3%) plus the interest rate then (at the time of determination of the Default Rate) applicable to Base Rate Loans pursuant to Section 2.6(c)(i).

         Eligible Assignee. Means (a) a commercial bank having total assets in excess of $5,000,000,000, (b) an insurance company or a financial institution having total assets in excess of $1,000,000,000, or (c) a bank loan fund having total assets in excess of $250,000,000; provided, that, unless Bank shall otherwise agree in writing, (i) any holder of any capital stock of Borrower shall not be an Eligible Assignee and (ii) any commercial bank or financial institution referred to in clause (a) or (b) preceding that is organized under the laws of a country other than the U.S. must, to be an Eligible Assignee, be acting, for purposes of this Agreement, through a branch or agency of such bank or financial institution located in the U.S.

         Environmental Laws. Means all applicable Federal, State and local laws, rules, regulations, ordinances, orders and binding decrees relating to pollution control, environmental contamination or other environmental matters or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, re-cycling, removal, discharge or disposal of Hazardous Materials (including, without limitation, CERCLA, RCRA, the Clean Water Act and the Clean Air Act).

         ERISA. Means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

         Eurodollar Advance Failure. Means as set forth in the definition of the term Eurodollar Consequential Loss.





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         Eurodollar Business Day. Means a Business Day on which dealings in
U. S. Dollars are carried out in the London interbank market.

         Eurodollar Consequential Loss. Means such amount or amounts as shall, in the reasonable judgment of any Bank, compensate such Bank for any loss, cost or expense incurred by such Bank as a result of any of the following, whether voluntary or involuntary: (a) any payment or prepayment of any portion of any Eurodollar Loan on a date other than the last day of the Interest Period applicable thereto (a "Eurodollar Prepayment"); (b) the conversion of the rate of interest on any Eurodollar Loan from the rate of interest determined by reference to the Eurodollar Rate to another rate of interest available hereunder (subject to the provisions of this Agreement applicable to the selection of any such interest rate) with respect to any portion of such Eurodollar Loan on a date other than the last day of the Interest Period applicable thereto (a "Eurodollar Conversion"); (c) the rescission of a Rollover Notice to another Interest Period or of a notice of a conversion from another interest rate to the rate of interest determined by reference to the Eurodollar Rate prior to the commencement of the Interest Period (a "Eurodollar Rescission"); or (d) after Borrower's request that a Eurodollar Loan be made pursuant to this Agreement, the failure of all or any portion of such Eurodollar Loan to be made under this Agreement due to the action or inaction of Borrower (a "Eurodollar Advance Failure") including, without limitation, Borrower's failure to satisfy any condition precedent to the making of any Eurodollar Loan. Compensation owing to any Bank as a result of any such loss, cost or expense resulting from a Eurodollar Prepayment (or a Eurodollar Conversion, Eurodollar Rescission or Eurodollar Advance Failure, if and to the extent applicable) shall include, without limitation, an amount equal to the sum of (i) the amount of the interest that, but for such event, such Bank would have earned for the remainder of the applicable Interest Period, reduced, if such Bank is, in the ordinary course of its business and through reasonable efforts, able to redeploy the amount so affected for any portion of such Interest Period, by the interest earned by such Bank as a result of such redeployment, plus (ii) any expense or penalty incurred by such Bank.

         Eurodollar Conversion. Means as set forth in the definition of the term "Eurodollar Consequential Loss."

         Eurodollar Loan. Means that portion of any Loan which bears interest at a rate determined by reference to the Eurodollar Rate.

         Eurodollar Prepayment. Means as set forth in the definition of the term "Eurodollar Consequential Loss."

         Eurodollar Rate. Means, with respect to each Eurodollar Loan for each Interest Period, a rate per annum equal to (a) the Interbank Offered Rate, divided by (b) 1.00 minus the Eurodollar Reserve Requirement.

         Eurodollar Rate Margin. Means one and seven-eighths of one percent (1.875%).

         Eurodollar Rescission. Means as set forth in the definition of the term "Eurodollar Consequential Loss."

         Eurodollar Reserve Requirement. Means, as of the date of any determination, that percentage (expressed as a decimal fraction) which is in effect on such day, as prescribed by the Board of Governors (or any successor), for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities" as defined (as of such date) in Regulation D or under any other then applicable similar or successor regulation which prescribes reserve requirements applicable to eurocurrency liabilities or eurocurrency fundings. Each good faith determination by Agent of the Eurodollar Reserve Requirement shall be conclusive in the absence of manifest error.

         Event of Default.  Means as provided in Section 8.1.

         Exchange Act. Means the Securities Exchange Act of 1934, as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.





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         Exhibit.  Means, unless specifically indicated otherwise, exhibits attached to this Agreement.

         Facility. Means the credit facility in the maximum amount of the Commitment made available pursuant to Section 2.1.

         Federal Funds Rate. Means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published or quoted on the next succeeding Business Day by the Federal Reserve Bank of New York.

         Final Interest Payment Date. Means, with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan.

         Financial Officer. Means, with respect to any corporation, the chief executive officer, chief financial officer, treasurer, assistant treasurer or controller of such corporation.

         Financial Statements. Means the Base Financial Statements and all other financial statements delivered to Agent pursuant to this Agreement or any other Loan Document on or about the Closing Date or at any time after the Closing Date, and includes, without limitation, balance sheets, statements of operations, statements of stockholder's equity and statements of cash flows prepared in comparative form with respect to the corresponding period of the preceding fiscal year and prepared in accordance with GAAP and including any notes comprising a part thereof.

         FoxMeyer.  Means FoxMeyer Corporation, a Delaware corporation.

         FoxMeyer Default. Means an "Event of Default" as such term is defined in the FoxMeyer Loan Agreement or, if such term is or becomes no longer defined in the FoxMeyer Loan Agreement, a default under the FoxMeyer Loan Agreement and the lapse of any applicable cure period with respect thereto.

         FoxMeyer Drug Company. Means FoxMeyer Drug Company, a Kansas corporation.

         FoxMeyer Loan Agreement. Means that certain Amended and Restated Loan Agreement dated as of April 29, 1993, by and among FoxMeyer Corporation, FoxMeyer Drug Company, FoxMeyer Trading Company, Harris Wholesale Company, the financial institutions which are parties thereto, Citicorp USA, Inc. as agent for such financial institutions, and Banque Paribas and NationsBank of Texas, N.A., as co-agents for such financial institutions, as it may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time.

         FoxMeyer/NII Loan Facility. Means the credit facilities in the aggregate principal amount of $30,000,000 evidenced and governed by that certain Loan Agreement dated as of November 25, 1992, as amended by letter agreements dated April 21, 1993 and September 30, 1993, by and between FoxMeyer, as lender, and Borrower, as borrower, as such credit facilities or loan agreement may be further amended or modified from time to time.

         FoxMeyer Stock.  Means shares of common capital stock of FoxMeyer.

         FoxMeyer Trading Company. Means Merchandise Coordinator Services Corporation, a Delaware corporation (which generally is doing business as FoxMeyer Trading Company).

         Funded Debt. Means, as of the date of any determination, with respect to Borrower, the sum of the following (without duplication): (a) all Indebtedness evidenced by the Notes, (b) all Indebtedness which would be classified as funded debt or long-term debt, including the current portions thereof, on a balance sheet of Borrower prepared as of such date in accordance with GAAP, (c) all Indebtedness of Borrower having a final





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maturity (or which is renewable or extendible at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding that payments in respect thereof are required to be made by the obligor less than one year after the date of the creation thereof or that any amount thereof is at the time included also in current liabilities of such obligor, (d) all Indebtedness of Borrower outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding that any such Indebtedness is created within one year of the expiration of such agreement,
(e) all capital stock of Borrower which is convertible, at the option of the holder thereof, into debt Securities or other Indebtedness of Borrower on or before the Maturity Date and (f) all capital stock of Borrower which is redeemable on or before the Maturity Date.

         GAAP. Means generally accepted accounting principles, applied on a consistent basis with Borrower's most recent audited Financial Statements existing as of the Closing Date, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date of such Financial Statements; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

         Governmental Requirements. Means any and all laws, ordinances, rules and regulations of any Tribunal applicable to Borrower, any Subsidiary or any of its or their Assets.

         Group Member. Means Borrower and each other Person which is a member of a "controlled group" including, or under common control with, Borrower within the meaning of Sections 414(b) and (c) of the Code or Section 4001(a)(14) of ERISA.

         Guaranty. Means, with respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, agreements (a) to purchase such Indebtedness or any Asset constituting security therefor, (b) to advance or supply funds for the purchase or payment of such Indebtedness or to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, (c) to purchase an Asset or service primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness, or (d) otherwise to assure the holder of the Indebtedness of the primary obligor against loss with respect thereto; provided, however, that such term shall not include the endorsement of negotiable instruments or documents for deposit or collection in the ordinary course of business.

         Harris. Means Harris Wholesale Company, a Delaware corporation f/k/a The Harris Companies, Inc.

         Hazardous Materials. Means (a) any "hazardous waste" as defined in RCRA, (b) any "hazardous substance" as defined in CERCLA, (c) any "toxic pollutants" as defined in the Clean Water Act, (d) any "hazardous air pollutants" as defined in the Clean Air Act, (e) friable asbestos, (f) polychlorinated biphenyls, (g) underground storage tanks, whether empty, filled or partially filled with any substance and (h) any substance the presence of which on the property in question is prohibited by, in violation of or results in noncompliance with any Environmental Laws.

         HLT. Means a highly-leveraged transaction or the functional equivalent thereof, as such term or the functional equivalent thereof is used or defined from time to time by any U.S. bank regulatory authority.

         Indebtedness. Means, with respect to any Person, any and all indebtedness, liabilities and obligations of such Person, including, without limitation and without duplication, (a) all "liabilities" which would be reflected on a balance sheet of such Person prepared in accordance with GAAP,
(b) all indebtedness, liabilities or obligations of such Person with respect to any Guaranty, (c) all obligations of such Person with respect to any Capital Lease (but excluding obligations of such Person with respect to any operating lease), (d) all obligations of such Person with respect to any banker's acceptance or as an account party with respect to any letter of credit, (e) all net obligations of such Person with respect to any Interest Rate Protection Agreement, (f) all indebtedness,





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liabilities or obligations secured by a Lien on any Asset of such Person to the extent of the value of such Asset, and (g) all deferred payment obligations, however characterized, incurred in connection with the acquisition by such Person of Assets and/or Securities, including deferred payment obligations relating to non-compete and/or consulting agreements.

         Indemnitee.  Means as provided in Section 8.3(i).

         Interbank Offered Rate. Means, with respect to each Interest Period, the rate of interest per annum determined by Agent to be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in immediately available freely transferable funds in U.S. Dollars are offered to Paribas (at approximately 11:00 a.m., London, England time, one Eurodollar Business Day prior to the first day of such Interest Period) in the London interbank market for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates. Each determination by Agent of the Interbank Offered Rate shall be conclusive in the absence of manifest error.

         Interest Payment Date. Means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December commencing on the first of such days to occur after such Loan is made or any Eurodollar Loan is converted to a Base Rate Loan and (b) with respect to any Eurodollar Loan as to which Borrower has selected an Interest Period of one, two or three months, the last day of the Interest Period relating to such Eurodollar Loan and (c) with respect to any Eurodollar Loan as to which Borrower has selected an Interest Period of six months, the last day of the three month period falling within such Interest Period (i.e., the day that is three months from the first day of such Interest Period) and the last day of such Interest Period.

         Interest Period. Means, with respect to a Eurodollar Loan, a period commencing: (a) on the borrowing date of such Eurodollar Loan, or (b) on the conversion date pertaining to such Eurodollar Loan, if such Eurodollar Loan is made pursuant to a conversion as described in Section 2.8(a) hereof, or (c) on the day following the last day of the Interest Period during which Borrower gives a Rollover Notice in the case of a rollover to a successive Interest Period as described in Section 2.8(c) hereof; and in the case of (a), (b) and
(c) preceding, ending on the numerically corresponding day of the calendar month that is one, two, three or six months after the commencement date of the Interest Period, as Borrower shall elect in accordance with Sections 2.3(a), 2.8(a) or 2.8(c) hereof; provided, that (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day, (ii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (i) above, end on the last Eurodollar Business Day of the calendar month in which the Interest Period terminates, and (iii) if the Interest Period for any Eurodollar Loan would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

         Interest Rate Protection Agreement. Means any agreement evidencing an arrangement designed to protect Borrower against fluctuations in interest rates.

         Issuer.  Means, with respect to any Letter of Credit, (a) Paribas or
(b) any other Bank approved by Agent that Borrower selects as the issuer of such Letter of Credit and who agrees to issue such Letter of Credit.

         L/C Application. Means an application and agreement, in form and substance satisfactory to Issuer and Agent, executed by Borrower in connection with the issuance, amendment, renewal or extension of any Letter of Credit.

         L/C Request Certificate. Means a L/C Request Certificate in the form of Exhibit C hereto, appropriately completed, executed by Borrower and delivered to Agent and Issuer pursuant to Section 2.3(b) in connection with Borrower's request for the issuance, amendment, renewal or extension of a Letter of Credit.





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         Letter of Credit.  Means a standby letter of credit issued by an Issuer for the account of Borrower pursuant to this Agreement.

         Letter of Credit Outstandings. Means, as of the date of any determination, the sum of (a) the aggregate undrawn amount of the Letters of Credit then outstanding plus (b) the aggregate of all amounts theretofore drawn under Letters of Credit which have not been reimbursed by Borrower.

         Lien. Means any interest in any Asset securing any Indebtedness owed to, or a claim by, a Person other than the owner of such Asset, whether such interest is based on the common law or any statute or contract, and includes, without limitation, any lien, mortgage, deed of trust, collateral assignment, chattel mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement or a lease, consignment or bailment for security purposes.

         Loan. Means any Advance made under the Facility, and includes, without limitation, any Advance made pursuant to Section 2.3(f) and any amount drawn under any Letter of Credit, and "Loans" means all of such Advances.

         Loan Documents. Means, collectively, this Agreement, the Note, the Letters of Credit, the Security Documents and any and all other agreements, documents, instruments and certificates now or hereafter executed or delivered in connection with any of the foregoing (including, without limitation, those agreements, documents, instruments and certificates, the forms of which appear as Exhibits hereto), as such agreements, documents, instruments and certificates may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time.

         Loan Request Certificate. Means a Loan Request Certificate in the form of Exhibit D hereto, appropriately completed, executed by Borrower and delivered to Agent pursuant to Section 2.3(a) in connection with Borrower's request for an Advance.

         Major Subsidiaries. Means Ben Franklin, FoxMeyer, FoxMeyer Drug Company, FoxMeyer Trading Company, Harris and each Subsidiary, whether existing on the date hereof or any time hereafter, that has total assets, determined as of the end of its then most recent fiscal quarter, in excess of $75,000,000.

         Majority Banks. Means, as of the date of any determination, Banks that hold (inclusive of Letter of Credit Outstandings held by virtue of purchases from Issuers pursuant to Section 2.3(e)), in the aggregate, more than 50% of the sum of the aggregate principal amount of the Loans then outstanding plus the aggregate of Letter of Credit Outstandings or, if no Loan or Letter of Credit Outstandings are then outstanding, Banks that hold, in the aggregate, more than 50% of the Aggregate Commitment.

         Margin Stock. Means margin stock, as such term is defined in Regulation U.

         Material Adverse Effect. Means any (a) material adverse effect whatsoever upon the validity, performance or enforceability of any Loan Document, the validity, enforceability, perfection or intended priority of any Lien created or intended to be created thereunder or the rights or remedies of a pledgee of any stock constituting Collateral, (b) material adverse effect upon the financial condition or business or operations of Borrower or Borrower and the Major Subsidiaries taken as a whole, as compared to that existing as of September 30, 1993 or (c) material adverse effect upon the ability of Borrower to fulfill its payment obligations under the Loan Documents.

         Maturity Date.  Means April 1, 1996.

         Maximum Aggregate Letter of Credit Amount.  Means $8,000,000.

         Maximum Lawful Rate. Means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest from time to time permitted under Federal or State laws now or hereafter applicable to the Obligations in question, after taking into account, to the extent required by applicable law, any and all relevant payments and charges deemed to be interest (whether or not so characterized by the parties) and calculations. Banks hereby notify and disclose to Borrower that, for purposes of Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as it may be amended from time to time, the applicable rate ceiling shall be the "indicated rate" ceiling from time-to-time in effect as limited by Art. 5069-1.04(b); provided, however, that, to the extent permitted by applicable law, Banks shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

         Multiemployer Plan. Means a "multiemployer plan", as such term is defined in Section 3(37) of ERISA.

         Net Proceeds. Means (a) the sum of all the gross proceeds and value of other consideration (including, without limitation, cash, promissory notes and accounts receivable) payable to or for the benefit of or received by any Person with respect to the sale or other disposition for value of an Asset, including proceeds of such proceeds and other consideration, less (b) the sum of the (i) title and recording expenses, commissions (other than commissions payable to an Affiliate of such Person) and other fees and expenses incurred by such Person directly as a consequence of such sale or other disposition, plus (ii) the amount of any capital gains tax (if any) which such Person shall be required to pay as a result of such sale or other disposition.

         Net Worth. Means, as of the date of any determination, the remainder of (a) total stockholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of Borrower and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP, minus (b) all capital stock of Borrower which is redeemable on or before the Maturity Date minus (c) all capital stock of Borrower which is convertible, at the option of the holder thereof, into debt Securities or other Indebtedness of Borrower on or before the Maturity Date.

         NII Management Agreement. Means that certain Amended and Restated Management Agreement dated as of January 1, 1992, between Borrower and FoxMeyer.

         Note and Notes.  Means as provided in Section 2.1(d).

         NSC.  Means National Steel Corporation, a Delaware corporation.

         NSC Agreement. Means that certain Agreement dated as of February 3, 1993, by and among Borrower, NII Capital Corporation, NKK Corporation, NKK U.S.A. Corporation and NSC.

         Obligations. Means (a) any and all present and future Indebtedness, obligations or liabilities, and any and all amendments, renewals, extensions, restatements, replacements, substitutions, supplements or changes in form thereof, or any part thereof, of Borrower, now or hereafter owing to any one or more of Agent and Banks under or in connection with this Agreement, the Note and the other Loan Documents, including, without limitation, all Loans, Letters of Credit, Reimbursement Obligations, costs, fees, expenses and obligations of indemnity under the Loan Documents, and (b) all interest accruing thereon and attorneys' fees and other costs and expenses incurred in the enforcement or collection thereof, regardless of whether any such Indebtedness, obligations and liabilities described in (a) and (b) above are direct, indirect, fixed, contingent, joint, several or joint and several.

         Other Taxes.  Means as provided in Section 2.12(b).

         Paribas. Means Banque Paribas, a bank organized under the laws of the Republic of France.

         PBGC. Means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Pension Plan. Means any "employee benefit plan", as defined in Section 3(2) of ERISA, including a Multiemployer Plan, which is subject to Title IV of ERISA, where (a) such plan is maintained by Borrower or any Group Member, (b) Borrower or any Group Member contributes or is required to contribute to such plan, (c) Borrower or any Group Member contributed or was required to contribute to such plan at any time during the five calendar years preceding the date of this Agreement, or (d) Borrower or any Group Member has incurred or may incur liability, including contingent liability, under Title IV of ERISA, either to such plan or to the PBGC with respect to such plan; provided, however, that, for purposes of this Agreement, neither the Weirton Liabilities nor the Weirton Retirement Program is a Pension Plan.

         Permitted Cash Investments. Means investments in (a) indebtedness, evidenced by notes maturing not more than 180 days after the date of issue, issued or guaranteed by the U.S. or any agency thereof, (b) time deposits and certificates of deposit, maturing not more than 180 days after the date of issue, issued by any financial institution (including, without limitation, a Bank) which maintains a long-term debt rating of at least "BBB" (or its then equivalent) according to Standards & Poor's Corporation or a Thompson Bankwatch rating of at least "C" and which has combined capital and surplus and undivided profits of not less than $1,000,000,000, or any other financial institution if the amount on deposit is fully insured by The Federal Deposit Insurance Corporation, (c) commercial paper, maturing not more than 180 days after the date of issue, issued by a corporation (other than an Affiliate of Borrower) with a rating of "P-1" (or its then equivalent) according to Moody's Investors Service, Inc., "A-1" (or its then equivalent) according to Standard & Poors Corporation, "F-1" (or its then equivalent) according to Fitch's Investors Service, Inc. or "D-1" (or its then equivalent) according to Duff & Phelps, or a better rating, (d) master note arrangements or deposit arrangements with entities which have ratings meeting the standard of (b) or (c) above, (e) money market funds that invest only in debt securities (including, without limitation, bankers' acceptances, bearer deposit notes, loan participations, promissory notes and medium-term notes) which mature within 400 days after the date of purchase and which have ratings meeting the standard of (b) or (c) above or which, if unrated, are determined by the fund to be of comparable quality to debt securities which have such ratings, and (f) repurchase agreements in connection with obligations which are permitted for investment under the categories set forth above.

         Permitted Liens. Means, with respect to any Asset, (a) Liens securing the Loans in favor of Agent and Banks; (b) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; (c) Liens imposed by mandatory provisions of law and arising in the ordinary course of business (such as materialmen's, mechanics' and warehousemen's Liens and other like Liens) securing Indebtedness whose payment is not yet due; (d) Liens imposed by mandatory provisions of law for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property if the same are not yet due and payable or if (i) the amount, applicability or validity thereof is (at the time in question) being contested in good faith by appropriate action promptly and diligently conducted and adequate cash reserves (segregated to the extent required by GAAP) have been set aside therefor, (ii) levy and execution thereon have been stayed and continue to be stayed and (iii) they do not in the aggregate materially detract from the value of the property of the Person in question or materially impair the use of such property in such Person's business; (e) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (f) encumbrances consisting of zoning restrictions, restrictive covenants, encroachments, protrusions, easements or other restrictions on or affecting the use of real property or which would appear on a survey or title report covering such property, provided that such items do not in the aggregate materially detract from the value of the property of the Person in question or materially impair the use of such property in such Person's business, and none of which is violated by existing or proposed structures or land use; (g) Liens solely securing purchase money Indebtedness incurred in the ordinary course of business for the purchase of computers, trucks and other equipment used in the ordinary course of business, provided that each such Lien is limited to the equipment so financed; (h) Liens affecting up to 4,500,000 shares of FoxMeyer Stock, other than the Collateral, securing the FoxMeyer/NII Loan Facility; (i) Liens affecting up to 500,000 shares of FoxMeyer Stock, other than the Collateral; (j) Liens affecting shares of capital stock of NSC; (k) Liens affecting shares of capital stock of Ben Franklin; and (l) Liens, if any, described on Schedule 2 hereto; provided, however, that none of the aforesaid Permitted Liens may attach or relate to any of the Collateral or any capital stock of any Major Subsidiary except as expressly permitted by clause (i) of Section 6.2(g).

         Person. Means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         PIK Securities. Means any Securities which do not mature until after the Maturity Date and (a) as to which any interest or dividends (or the like) paid or payable thereon on or before the Maturity Date shall be paid in kind (and not in cash) by the issuance of additional Securities of the same class or
(b) which are issued at a discount from their face or par value and do not pay interest or dividends (or the like).

         Plan. Means, individually and collectively, (a) any Pension Plan, (b) any "employee benefit plan", as defined in Section 3(3) of ERISA, as to which Borrower or any Consolidated Subsidiary is a party or is bound or with respect to which it has any direct, indirect or contingent liability, (c) all other plans, programs, arrangements and methods of contribution or compensation providing any material remuneration or benefits (other than the cash payment of wages or salary) to any current or former employee(s) of Borrower or any Consolidated Subsidiary as to which Borrower or any Consolidated Subsidiary is a party or is bound or with respect to which it has any direct, indirect or contingent liability; provided, however, that, for purposes of this Agreement, neither the Weirton Liabilities nor the Weirton Retirement Program is a Plan.

         Prescribed Forms. Means such duly executed form(s), statement(s) or document(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the U. S. and the country of residence of the Bank providing the form(s), statement(s) or document(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit Borrower to make payments hereunder for the account of such Bank free of, or at a reduced rate of, deduction or withholding of income or similar taxes.

         Prior Loan Agreement. Means that certain Loan Agreement dated as of July 12, 1993, by and between Borrower and Paribas.

         Proceeds. Means the sum of all the gross proceeds and value of other consideration (including, without limitation, cash, promissory notes and accounts receivable) payable to or for the benefit of or received by any Person with respect to the sale or other disposition for value of an Asset, including proceeds of such proceeds and other consideration.

         Proprietary Rights. Means all patents, copyrights, trademarks, servicemarks, trade names, trade styles and applications and licenses relating thereto and rights thereunder.

         Pro Rata Share. Means, with respect to each Bank, as of the date of any determination, such Bank's proportionate share of the Aggregate Commitment (and the Loans and Letters of Credit made and issued, respectively, thereunder). As of the date of this Agreement, the Pro Rata Share of each Bank is as set forth on Schedule 1 hereto.

         RCRA. Means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) as amended and in effect from time to time, and all rules and regulations issued pursuant thereto.

         Real Estate Partnership. Means any joint venture, partnership or other entity involving (a) Borrower or any Affiliate of Borrower and (b) Bernstein Millbank, Inc., Bernstein Millbank, Limited Partnership or any new Bernstein partnership and engaged in the business of buying, owning or disposing of real estate or related assets.

         Reference Banks. Means Paribas and such other Bank or Banks (if any) as Agent may, in addition to Paribas, designate as Reference Banks from time to time in Agent's discretion upon notice to Borrower and Banks.

         Register.  Means as provided in Section 10.6(d).

         Regulation D. Means Regulation D of the Board of Governors from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System (or its successor).

         Regulation G. Means Regulation G of the Board of Governors from time to time in effect and shall include any successor or other regulation hereafter promulgated by the Board of Governors to replace Regulation G and having substantially the same function.

         Regulation U. Means Regulation U of the Board of Governors from time to time in effect and shall include any successor or other regulation hereafter promulgated by the Board of Governors to replace Regulation U and having substantially the same function.

         Reimbursement Obligation. Means Borrower's obligation to reimburse an Issuer for any drawing under, or payment made by such Issuer with respect to, any Letter of Credit, and "Reimbursement Obligations" means all of such obligations.

         Reportable Event. Means any reportable event as defined in Section 4043 of Title IV of ERISA, as modified by applicable regulations.

         Required Banks. Means, as of the date of any determination, Banks that hold (inclusive of Letter of Credit Outstandings held by virtue of purchases from Issuers pursuant to Section 2.3(e)), in the aggregate, more than 66.66% of the sum of the aggregate principal amount of the Loans then outstanding plus the aggregate of Letter of Credit Outstandings or, if no Loan or Letter of Credit Outstandings are then outstanding, Banks that hold, in the aggregate, more than 66.66% of the Aggregate Commitment.

         Restricted Payments. Means (a) cash dividends or distributions or any other dividends or distributions on, or in respect of, any class of capital stock or equity interests of Borrower, except for distributions made solely in shares of stock or equity interests of the same class, (b) any and all funds, cash or other payments made in respect of the retirement, redemption, repurchase or other acquisition of such stock or equity interests, unless such stock or equity interests shall be redeemed or acquired through the exchange of such stock or equity interests with stock or equity interests of the same class, (c) any loan or advance by Borrower to, or other investment by Borrower in, the holder of any such stock or equity interests, and (d) any payment made by Borrower to FoxMeyer or any subsidiary of FoxMeyer pursuant to the Tax Sharing Agreement or any other tax sharing agreement or other similar agreement relating to the payment of any tax.

         Riverside Loan. Means the Indebtedness of Borrower evidenced by that certain Promissory Note dated June 1, 1993, in the original principal amount of $2,500,000 made by Borrower payable to the order of Riverside Insurance Company, Ltd.

         Rollover Notice.  Means as provided in Section 2.8(c).

         Schedule. Means, unless specifically indicated otherwise, schedules attached to this Agreement.

         SEC. Means the Securities and Exchange Commission and/or any entity succeeding to any or all of its functions.

         Section. Means, unless specifically indicated otherwise, sections and subsections of this Agreement.

         Securities. Means any and all securities of any type or character, including, without limitation, (a) capital stock or other equity rights, bonds, notes or other instruments convertible into capital stock or other equity interests, and (b) options, warrants or other rights to acquire capital stock or other equity interests.

         Security Documents. Means the agreements, documents, instruments and certificates referred to in Section 3.1, and all other security agreements, pledges, assignments, agency agreements, guaranties, mortgages, deeds of trust, financing statements, stock certificates, stock powers and related agreements, documents, instruments and certificates as may exist or be required from time to time which create or evidence a Lien or which constitute a Guaranty securing, guaranteeing or ensuring collection, payment or performance of all or any portion of the Obligations, as the same may be amended, renewed, extended, restated or supplemented from time to time.

         Stated Rate.  Means as provided in Section 2.6(e).

         Subsidiary. Means, with respect to Borrower as of the date of any determination, (a) any corporation or other entity in which more than 50% of the voting shares or other voting equity interests is owned, directly or indirectly, by Borrower or (b) any other corporation or other entity with respect to which Borrower has the power, directly or indirectly, to direct or cause the direction of the management and policies of such corporation or other entity, and "Subsidiaries" means all of such corporations or other entities.

         Substitute Rate.  Means as provided in Section 2.9(b).

         Tax Sharing Agreement. Means that certain Tax Sharing Agreement dated as of November 25, 1992, by and among Borrower and FoxMeyer (and as agreed to by each of the consolidated subsidiaries of Borrower and FoxMeyer), as it may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time in compliance with Section 6.2(n).

         Termination Event. Means (a) a Reportable Event (other than a Reportable Event for which, under applicable regulations, a 30-day notice to the PBGC is not required), (b) a withdrawal described in Section 4063 of ERISA,
(c) a cessation of operations described in Section 4062(e) of ERISA, (d) the withdrawal of a Group Member from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA with respect to such Pension Plan, (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (f) the institution of proceedings by the PBGC to terminate or have a trustee appointed to administer a Pension Plan, (g) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (h) the partial or complete withdrawal of any Group Member from a Multiemployer Plan.

         Tribunal. Means any Federal, State, municipal or other governmental department, judicial body, commission, board, bureau, agency or instrumentality of the U. S. or of any State, commonwealth, country, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted and/or existing, and also means and includes any arbiter or mediator having authority over the particular matter at issue.

         UCC. Means the Uniform Commercial Code as enacted in the applicable jurisdiction, as amended and in effect from time to time.

         U.S.  Means the United States of America.

         Weirton Adjustment. Means any non-cash charge occurring after the Closing Date attributable to adjustments in the Weirton Retirement Program.

         Weirton Liabilities. Means certain employee benefit and environment liabilities retained by NSC in connection with the sale (the "Weirton Sale") by NSC of its Weirton Steel division ("Weirton") in 1983 and for which Borrower is contractually obligated to indemnify NSC pursuant to the Weirton Liabilities Agreement.

         Weirton Liabilities Agreement. Means that certain Weirton Liabilities Agreement dated as of August 22, 1984, the Amended and Restated Weirton Liabilities Agreement dated as of June 26, 1990 and the Amendment to the Amended and Restated Weirton Liabilities Agreement dated as of July 31, 1991, as they may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time.

         Weirton Retirement Program. Means an employee pension benefit plan, within the meaning of Section 3(2) of ERISA, sponsored and maintained by NSC which provides pension benefits for retired NSC employees and certain active NSC employees transferred to Weirton in connection with the Weirton Sale and which is based on service earned prior to the Weirton Sale.

         Weirton Sale. Means as provided in the definition of "Weirton Liabilities" in this Section 1.2.

         Withholding Taxes.  Means as provided in Section 2.12(a).

                                   ARTICLE II

                        THE LOANS AND LETTERS OF CREDIT

         2.1     Revolving Loan Facility.

         (a) Commitment. Upon the terms and subject to the conditions set forth in this Agreement, and upon request of Borrower as provided herein, each Bank agrees, severally and not jointly, (i) to make Advances to or for the account of Borrower from the date hereof to (but excluding) the Maturity Date, and (ii) to issue, or participate in the issuance of, Letters of Credit for the account of Borrower and to renew and extend Letters of Credit, from time to time, from the date hereof to (but excluding) the Maturity Date pursuant to the terms of the L/C Request Certificate and L/C Application therefor; provided, however, that (A) the aggregate principal amount of all the Advances made by such Bank under this Section 2.1(a) and outstanding plus such Bank's Pro Rata Share of the aggregate of Letter of Credit Outstandings may not at any time exceed such Bank's Commitment and (B) the aggregate principal amount of all the Advances made by all Banks under this Section 2.1(a) and outstanding plus the aggregate of Letter of Credit Outstandings may not at any time exceed the Aggregate Commitment. Each Loan and Letter of Credit shall be made or issued as a part of a borrowing or credit accommodation consisting of revolving loans made by Banks or a Letter of Credit issued by the Issuer thereof and participated in by Banks in accordance with their respective Pro Rata Shares thereof; provided, however, that the failure of any Bank to advance its Pro Rata Share of any such Loan or to issue any Letter of Credit or participate in the issuance of any Letter of Credit to the extent of its Pro Rata Share shall not in itself relieve any other Bank of its obligation under this Section 2.1(a) (it being agreed, however, that no Bank shall be responsible for the failure of any other Bank to comply with such other Bank's obligation). Prior to the Maturity Date, Borrower may borrow, repay and reborrow under the Facility up to the full amount of the Aggregate Commitment in accordance with the terms of this Agreement. Banks shall not make any Advances under the Facility after the Maturity Date or issue, or participate in the issuance of, any Letter of Credit or renew or extend any Letter of Credit which has an expiration date that is subsequent to the Maturity Date unless Banks agree otherwise and arrangements satisfactory to Banks, in their sole discretion, are made to secure any Reimbursement Obligation that may exist subsequent to the Maturity Date.

         (b) Borrowing Base. Notwithstanding anything to the contrary contained in Section 2.1(a) or elsewhere in this Agreement, no Bank shall be obligated, pursuant to Section 2.1(a) or otherwise, to make any Advance to or for the account of Borrower or to issue, or participate in the issuance of, any Letter of Credit for the account of Borrower or to amend, renew or extend any Letter of Credit, and Borrower shall not be entitled to borrow or cause the issuance, amendment, renewal or extension of any Letter of Credit, pursuant to
Section 2.1(a) or otherwise if, after giving full effect to the requested Advance by such Bank and all other Banks or the requested Letter of Credit or the amendment, renewal or extension thereof, as the case may be, the sum of (i) the aggregate outstanding principal amount of all Loans plus (ii) the aggregate Letter of Credit Outstandings, would exceed the Borrowing Base.

         (c) Additional Matters Regarding Letters of Credit. Notwithstanding anything to the contrary contained in Section 2.1(a) or elsewhere in this Agreement, (i) the aggregate Letter of Credit Outstandings may not at any time exceed the Maximum Aggregate Letter of Credit Amount and (ii) no Letter of Credit may be (A) issued for a term exceeding one year, (B) issued for credit enhancement purposes in connection with borrowed money, except for a Letter of Credit which may be issued in an amount not to exceed $3,000,000 in connection with Borrower's existing airplane lease with General Electric Capital Corporation or a successor airplane lease, or (C) used in whole or in part for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock.

         (d) Notes. Each Bank's Advances outstanding under its Commitment shall be evidenced by a promissory note, dated the Closing Date, executed by Borrower and payable to the order of Bank in the maximum original principal amount of such Bank's Commitment, substantially in the form of Exhibit E hereto (as amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, individually, a "Note" and, collectively, the "Notes").

         (e) Use of Proceeds. All proceeds of the Loans and all Letters of Credit shall be used by Borrower solely for working capital purposes or general corporate purposes of Borrower, provided, however, that (i) the initial Advance shall be made on the Closing Date and the proceeds thereof shall be used to pay in full all outstanding Indebtedness owed by Borrower to Paribas under the Prior Loan Agreement and (ii) none of the Loans or Letters of Credit may be used by Borrower, directly or indirectly, for any of the following purposes:
(A) to pay any dividends on or with respect to any common stock issued by Borrower, (B) to purchase or carry any Margin Stock other than (1) Margin Stock issued by FoxMeyer or (2) Margin Stock issued by any other corporation if, after giving effect to such purchase, Borrower shall be in compliance with
Section 6.2(d), or (C) to make any payments due under or with respect to the NSC Agreement.

         2.2 Determinations of Borrowing Base. The Borrowing Base shall be calculated by Borrower as of the Closing Date and as of the date of each Borrowing Base Certificate required to be delivered by Borrower to Bank pursuant to Section 4.2(e) or 6.3(a) (whether or not Borrower actually delivers such Borrowing Base Certificate) and shall be certified to Agent by a Financial Officer of Borrower as of the Closing Date and in conjunction with each such Borrowing Base Certificate to be delivered by Borrower to Agent pursuant to
Section 4.2(e) or 6.3(a); provided, however, that, notwithstanding anything to the contrary contained in this Agreement or any Borrowing Base Certificate, Agent shall have the final right to review and adjust, at any time and from time to time and in its good faith judgment based upon any information available to Agent, any determination made by Borrower with respect to the Borrowing Base to the extent such determination is not in accordance with this Agreement; and provided, further, however, that, in the event that Borrower fails to timely or appropriately deliver any such Borrowing Base Certificate, the Borrowing Base shall be calculated in good faith by Agent in its sole discretion but consistent with the requirements of this Agreement relating to the calculation of the Borrowing Base. In the event, at any time or from time to time, (a) Agent determines that the Borrowing Base is different from the amount calculated as such by Borrower pursuant to the then most recent Borrowing Base Certificate delivered to Agent or (b) Agent calculates the Borrowing Base due to Borrower's failure to timely or appropriately do so, then Agent shall, in a reasonably prompt fashion, notify Borrower and each Bank of the Borrowing Base as so determined by Agent; provided, however, that the failure to give any such notification shall not result in any liability to Agent.

         2.3     Borrowing, Issuance, Reimbursement and Related Procedures.

         (a) Loan Request Certificate. Except with respect to Advances to be made under the Facility pursuant to Section 2.3(f) which do not require a Loan Request Certificate, Banks shall make Advances to Borrower in accordance with the terms hereof upon receipt by Agent of a Loan Request Certificate appropriately completed and specifying all information called for in the Loan Request Certificate, including, without limitation, the following information:

                      (i) the requested amount of such Advance, which amount must be equal to (A) $100,000, or an integral multiple of $10,000 in excess thereof, with respect to each Advance of a Base Rate Loan and
         (B) $500,000, or an integral multiple of $100,000 in excess thereof, with respect to each Advance of a Eurodollar Loan;

                      (ii) whether such Advance shall be a Base Rate Loan or a Eurodollar Loan;

                     (iii) in the case of an Advance requested to be a Eurodollar Loan, the duration of the Interest Period applicable thereto; and

                      (iv) the requested date of such Advance, which date shall be a Business Day in the case of a Base Rate Loan and a Eurodollar Business Day in the case of a Eurodollar Loan.

Such Loan Request Certificate shall be delivered by Borrower to Agent (i) with respect to any requested Base Rate Loan, not later than 11:00 a.m., Houston, Texas time, on the requested date of the Advance, and (ii) with respect to any requested Eurodollar Loan, not later than 10:00 a.m., Houston, Texas time, at least two Eurodollar Business Days prior to the requested date of the Advance, and in all cases the Loan Request Certificate shall be effective and irrevocable upon receipt thereof by Agent. Borrower may not select an Interest Period with respect to a Eurodollar Loan which begins prior to any date upon which principal of the Loans is to be paid and ends after such payment date unless, after giving effect to such selection of an Interest Period, the sum of the aggregate amount of the then outstanding Eurodollar Loans which have Interest Periods which shall end on or prior to such payment date plus the aggregate amount of the Base Rate Loans then outstanding shall be equal to or greater than the principal amount of the Loans required to be paid on such payment date.

         (b) L/C Request Certificate and L/C Application. A L/C Request Certificate and L/C Application relating thereto with respect to each requested issuance, amendment, renewal or extension of a Letter of Credit shall be delivered by Borrower to Agent and Issuer, and the L/C Application relating thereto shall be delivered by Borrower to Issuer, not later than 10:00 a.m., Houston, Texas time, at least three Business Days prior to the requested date of the issuance, amendment, renewal or extension of the Letter of Credit, and in all cases the L/C Request Certificate shall be effective and irrevocable upon receipt thereof by Agent or Issuer. Issuer shall, if the requested terms of such Letter of Credit or amendment, renewal or extension thereof are not inconsistent with this Agreement and are otherwise reasonably acceptable to Issuer in its discretion, issue the requested Letter of Credit or amend, renew or extend the appropriate Letter of Credit for the account of Borrower in accordance with the terms hereof upon receipt of such L/C Request Certificate and such L/C Application appropriately completed and specifying all information called for in the L/C Application (which information shall include (unless not applicable), without limitation, the requested date of issuance of such Letter of Credit, which date shall be a Business Day, the requested face amount of such Letter of Credit, the expiration date of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, the form of such Letter of Credit or the amendment, renewal or extension thereof requested and such other information as Issuer shall require pursuant to the L/C Application). Each L/C Request Certificate, L/C Application and Letter of Credit shall not contain any terms or conditions that are inconsistent with this Agreement; provided, however, that (i) if any terms or conditions contained in any L/C Request Certificate, L/C Application or Letter of Credit are inconsistent with this Agreement, this Agreement shall control as between and among the parties to this Agreement and (ii) notwithstanding anything to the contrary contained herein, Borrower's Reimbursement Obligations shall exist, and shall not be impaired, reduced or otherwise affected by, any such inconsistent terms or conditions.

         (c) Notice to Banks. Upon receipt of a Loan Request Certificate or a L/C Request Certificate, Agent shall promptly notify each Bank of the contents thereof and of such Bank's Pro Rata Share with respect thereto. Upon determination of the interest rate applicable to any Eurodollar Loan pursuant to clause (ii) of Section 2.6(c), Agent shall promptly notify each Bank of such interest rate.

         (d) Funding of Loans. Not later than 2:00 p.m., Houston, Texas time, on the funding date set forth in the Loan Request Certificate with respect to any Loan or on the first Business Day following such Bank's receipt of notice from Paribas or Issuer pursuant to Section 2.3(f), each Bank shall, subject to the satisfaction (or effective waiver) of all applicable conditions precedent, make available its Pro Rata Share of the requested Advance, in immediately available funds, to Agent at Agent's address referred to in Section 10.1, and, unless Agent determines that any applicable condition precedent has not been satisfied (or effectively waived), Agent shall, not later than 2:00 p.m., Houston, Texas time on the same date, make the funds so received from Banks available to (i) Borrower or (ii) with respect to an Advance under the Facility pursuant to Section 2.3(f), Issuer at Agent's address or at such other place as Agent and such recipient may mutually agree from time to time. Unless Agent shall have received written notice from a Bank prior to the date of any requested Advance of a Loan that such Bank will not make available to Agent such Bank's Pro Rata Share of such Advance, Agent may assume that such Bank has timely made such share available to Agent on the date of such requested Advance and Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower or Issuer, as appropriate, on such date a corresponding amount. If and to the extent that such Bank shall not have made its Pro Rata Share thereof available to Agent, such Bank and Borrower jointly and severally agree to pay to Agent, forthwith upon demand, such corresponding amount, together with interest thereon, for each day from the date such amount is made available by Agent until the date such amount is repaid to Agent at (i) with respect to Borrower, the interest rate applicable to the subject Loan and (ii) with respect to such Bank, the Federal Funds Rate. If (and only if) such Bank shall repay to Agent any of such corresponding amount, such amount repaid shall constitute such Bank's share of the Loan for purposes of this Agreement.

         (e) Issuance of Letters of Credit. Not later than 10:00 a.m., Houston, Texas time, on the issuance or effective date set forth in the L/C Application, Issuer shall deliver the requested Letter of Credit or the amendment, renewal or extension thereof to Agent at Agent's address referred to in Section 10.1. Unless Agent determines that any applicable condition precedent has not been satisfied, Agent shall, not later than 1:00 p.m., Houston, Texas time on the same date, make the Letter of Credit or the amendment, renewal or extension thereof available to Borrower at Agent's aforesaid address for Borrower's delivery thereof to the beneficiary thereof. Immediately upon the issuance of any Letter of Credit, Issuer shall be deemed to have sold and transferred to each other Bank, and each such other Bank shall be deemed unconditionally and irrevocably to have purchased and received from Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Pro Rata Share, in such Letter of Credit (as the same may thereafter be amended, renewed or extended pursuant to this Agreement), each drawing thereunder and the obligations of Borrower under this Agreement and the L/C Application with respect thereto and any security therefor or guaranty pertaining thereto. Upon any change in the Pro Rata Share of any Bank which may hereafter occur, it is hereby agreed that, with respect to all Letters of Credit then outstanding, there shall be an automatic adjustment to the interest and participation hereby created to reflect the new Pro Rata Share of the assigning and assignee Banks. Any action taken or omitted by Issuer under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for Issuer any resulting liability to any other Bank.

         (f)     Reimbursement under Letters of Credit; Advances under Letters
of Credit.    Drafts drawn under each Letter of Credit shall be promptly reimbursed by Borrower to Issuer not later than the first Business Day following the date of drawing and shall bear interest from the date of drawing until reimbursed in full at a rate per annum equal to the interest rate in effect during such period for Base Rate Loans (which rate shall be the Default Rate during the period when an Event of Default has occurred and is continuing). The payment by Issuer of a draft drawn under any Letter of Credit shall constitute, for all purposes of this Agreement, the making, concurrently with such payment and without any requirement for compliance with any condition precedent set forth in Article IV, by Issuer of an Advance under the Facility, which shall be a Base Rate Loan, in the amount of such payment. In the event and to the extent that (i) any draft drawn under any Letter of Credit shall not have been promptly reimbursed, and/or (ii) any interest accrued thereon shall not have been promptly paid, by Borrower pursuant to this Section 2.3(f), Issuer shall promptly notify Agent, and Agent shall promptly notify each other Bank, of such failure, and each such other Bank shall, on the first Business Day following such notification, and notwithstanding (A) anything to the contrary contained in Section 2.1 or elsewhere in this Agreement or (B) any Borrowing Base Deficiency, the existence of any Default or Event of Default or the inability of or failure by Borrower or any Subsidiary to comply with any condition precedent set forth in Article IV (which conditions precedent shall not apply to this Section 2.3(f)), make an Advance under the Facility, which Advance shall be a Base Rate Loan and shall be used to repay the applicable portion of Issuer's Loan and interest accrued thereon resulting from such drawing, in an amount equal to such Bank's Pro Rata Share of such drawing and interest accrued thereon, which amount shall promptly and unconditionally be made available to Agent pursuant to Section 2.3(d), for the account of Issuer as reimbursement for such drawing and interest accrued thereon, in immediately available funds. If and to the extent any such other Bank shall not have so made its Pro Rata Share of the amount of such drawing and interest accrued thereon available to Agent for the account of Issuer, such other Bank agrees to pay to Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to Issuer at the Federal Funds Rate. The failure of any such other Bank to make available to Agent for the account of Issuer such Bank's Pro Rata Share of any drawing under any Letter of Credit and any interest accrued thereon shall not relieve any other such Bank of its obligation hereunder to make so available such Bank's Pro Rata Share thereof on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to so make available such other Bank's Pro Rata Share thereof. Whenever Issuer receives a payment of a Reimbursement Obligation from Borrower as to which Issuer has received any payments from the other Banks pursuant to this Section 2.3(f) or interest thereon, Issuer shall pay to each other Bank which has paid its Pro Rata Share thereof, in immediately available funds, an amount equal to such other Bank's Pro Rata Share thereof.

         2.4 Principal Payments. Subject to the terms of this Agreement, the unpaid principal amount of the Loans shall be due and payable by Borrower in full on the Maturity Date.

         2.5     Prepayments.

         (a) Voluntary Prepayments. Subject to the terms of this Agreement, including Section 2.9(d), Borrower may prepay the Loans in whole or in part at any time and from time to time by notifying Agent of the particular Loans to be prepaid, the amount of such prepayment and the prepayment date; provided, however, that (i) with respect to partial prepayments of the Loans, the prepayment of principal must be in an amount equal to (A) $10,000 or an integral multiple of $1,000 in excess thereof, with respect to Base Rate Loans and (B) $100,000 or an integral multiple of $100,000 in excess thereof, with respect to Eurodollar Loans, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.5(a) unless (A) such prepayment is made on the last day of the Interest Period applicable thereto or (B) if such prepayment is made prior to such last day, the Eurodollar Consequential Loss estimated by Agent to be attributable to such Eurodollar Prepayment is, if Agent in its discretion makes such request for payment at such time, paid by Borrower concurrently with such prepayment (any such payment or request for payment of the estimated Eurodollar Consequential Loss shall be subject to adjustment based upon the actual amounts owing by Borrower with respect to such Eurodollar Prepayment pursuant to this Agreement), (iii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.5(a) if, as a result of any such prepayment, the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to the Advance thereof shall be less than $500,000, and (iv) Borrower may prepay Eurodollar Loans only upon three Business Days' prior written notice to Agent. Agent shall, promptly after receiving notice from Borrower of any voluntary prepayment to be made pursuant to this Section 2.5(a), notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment. Any notice by Borrower given with respect to a proposed prepayment of a Eurodollar Loan shall be irrevocable and shall commit Borrower to prepay such Loan in accordance with such notice unless such notice is revoked by Borrower prior to any reliance on such notice by any Bank. Unless Borrower expressly informs Agent to the contrary prior to or concurrently with any voluntary prepayment, such prepayment shall be applied first to accrued interest (in the order of the Loans specified in Section 2.5(c)) and then to principal (in the order of the Loans specified in Section 2.5(c)).

         (b) Mandatory Prepayment; Borrowing Base Deficiency. Subject to the terms of this Agreement, including Section 2.9(d), if, upon any determination of the Borrowing Base in accordance with Section 2.2, Agent determines that a Borrowing Base Deficiency exists, then Agent shall promptly give notice of such Borrowing Base Deficiency to Borrower and Borrower shall, within seven Business Days following such notice, wholly eliminate the Borrowing Base Deficiency by doing any one or more of the following: (i) prepaying the outstanding principal amount of the Loans (and/or, if and to the extent that the principal of the Loans are paid in full, reducing the Letter of Credit Outstandings) by a sufficient amount, (ii) pledging, pursuant to documentation in form and substance satisfactory to Bank but substantially identical to the Pledge and Security Agreement delivered pursuant to Section 3.1(a), additional shares of FoxMeyer Stock and/or, subject to the prior written consent of Agent and Required Banks (which consent may or may not be granted in their sole discretion) and compliance with this Agreement, other Margin Stock having sufficient fair market value, provided, however, that none of such additional shares of FoxMeyer Stock or other Margin Stock pledged may be subject to any restrictions on resale or other transfer restrictions (except as may be approved by Agent and Majority Banks), and/or (iii) submitting evidence reasonably satisfactory to Agent which establishes that the fair market value of the Collateral has increased by a sufficient amount.

         (c) Application of Prepayments; Payment of Accrued Interest. Each voluntary prepayment of principal, and each mandatory prepayment of principal if and to the extent that such prepayment relates to a Eurodollar Loan, shall be made together with interest accrued on the amount of principal prepaid to the date prepayment and shall be applied to payment of the Loans being prepaid in the following manner: (i) first, against the interest accrued on the principal amount prepaid if such principal relates to voluntarily prepayment or a Eurodollar Loan; (ii) second, as a prepayment of principal of the outstanding Base Rate Loans; (iii) third, as a prepayment of principal of the outstanding Eurodollar Loans; and (iv) fourth, as a prepayment of the remaining Obligations, and/or for deposit into the Cash Collateral Account, in any manner Agent shall, in its discretion, determine. Subject to the foregoing provisions of this Section 2.5(c), prepayments shall be applied to Eurodollar Loans as Borrower may select; provided, however, that (A) Borrower shall select Eurodollar Loans to be prepaid in a manner designated to minimize any Eurodollar Consequential Loss resulting from such prepayments, (B) if Borrower shall fail to select the Eurodollar Loans to which such prepayments are to be applied, then Agent shall be entitled to apply the prepayment to the Eurodollar Loans in any manner Agent shall deem appropriate if Agent uses reasonable efforts to minimize any Eurodollar Consequential Loss resulting therefrom, (C) if, as the result of the application of any mandatory prepayment under Section 2.5(b), a Eurodollar Prepayment would occur, then Agent, upon receipt of such mandatory prepayment and upon the request of Borrower, shall place the portion thereof that would, if immediately applied, cause a Eurodollar Prepayment in the Cash Collateral Account and thereafter apply such portion to the Loans on the earliest date thereafter as is possible and as will avoid the Eurodollar Prepayment, and (D) if a Default or Event of Default has occurred and is continuing at the time of such prepayment, then Agent shall be entitled to apply the prepayment to the Eurodollar Loans in any manner Agent shall deem appropriate. Any amounts from time to time held in the Cash Collateral Account referred to in clause (C) preceding shall be subject to the same terms and provisions that apply to the Cash Collateral Account pursuant to Section 3.2.

         2.6     Interest.

         (a) Interest Payment Dates/Base Rate Loans. Interest accrued on the unpaid principal amount of the Base Rate Loans outstanding from time to time shall be due and payable by Borrower on each Interest Payment Date and on the Maturity Date.

         (b) Interest Payment Dates/Eurodollar Loans. Interest accrued on the unpaid principal amount of the Eurodollar Loans outstanding from time to time shall be due and payable by Borrower on each Interest Payment Date and on the Maturity Date.

         (c) Interest Rates Prior to Default. The unpaid principal amount of all Loans from time to time outstanding, and the unpaid amount of certain other Obligations that are past due and payable, shall bear interest as provided in this Section 2.6(c), subject to Section 2.6(d).

                      (i) Base Rate Loans and Other Past Due Obligations. The interest rate applicable to Base Rate Loans and, except for Eurodollar Loans and except as may be expressly provided otherwise in this Agreement or any other Loan Document with respect to any such other Obligations, applicable to the unpaid amount of all other Obligations that are past due and payable shall be the lesser of
         (A) the Maximum Lawful Rate or (B) an annual rate equal to the sum of the Base Rate plus the Base Rate Margin.

                      (ii) Eurodollar Loans. The interest rate applicable to the Eurodollar Loans shall be the lesser of (A) the Maximum Lawful Rate or (B) an annual rate equal to the sum of the Eurodollar Rateplus the Eurodollar Rate Margin.

         (d) Default Rate. Notwithstanding any provision to the contrary contained in this Section 2.6, upon the occurrence and during the continuation of an Event of Default, the unpaid principal balance or amount of, and, to the extent permitted by applicable law, accrued interest on, the Obligations (including, without limitation, the Loans, Reimbursement Obligations, costs, fees, expenses and obligations of indemnity) shall bear interest, payable on demand, from the date of the occurrence and during the continuation of such Event of Default until the Obligations have been paid, at the Default Rate; provided, however, that the Obligations consisting of other than Loans shall not (unless otherwise expressly stated herein or in the other Loan Documents to the contrary) begin to bear interest until the amounts thereof are past due and payable.

         (e) Computation of Interest. Subject to Section 10.4, interest on the Obligations (i) consisting of other than Eurodollar Loans shall be calculated on the basis of the actual number of days elapsed and computed as if each year consisted of 365 or 366 days, as the case may be, and (ii) consisting of Eurodollar Loans shall be calculated on the basis of the actual number of days elapsed and computed as if each year consisted of 360 days, except when such computation would cause the Maximum Lawful Rate to be exceeded on all or any portion of such Obligations, in which event interest shall be computed with respect to such Obligations (or portion thereof) as if each year consisted of 365 or 366 days, as the case may be. Such computations shall be made by including the first day but excluding the last day of the period for which such interest is payable. Notwithstanding any provision to the contrary contained herein, if at any time or from time to time the rate of interest determined under Section 2.6(c) or Section 2.6(d), as applicable, exclusive of limitations with reference to the Maximum Lawful Rate (the "Stated Rate") would (but for limitations with reference to the Maximum Lawful Rate) exceed the Maximum Lawful Rate, then any subsequent reduction in the Stated Rate shall not reduce the rate of interest payable below the Maximum Lawful Rate until the total amount of interest accrued on the applicable Obligations equals the amount of interest that would have accrued thereon if the Stated Rate had at all times been in effect. Each good faith determination by Agent with respect to interest on the Obligations shall be presumed correct.

         2.7     Fees.    Borrower shall pay all of the following fees in
connection with this Agreement:

         (a) Closing Fee. On the Closing Date, Borrower shall pay to Paribas for its own account an initial closing fee in the amount set forth in the Commitment Letter.

         (b) Annual Agent's Fee. Borrower shall pay to Agent for its own account an annual agency fee in the amounts and on the dates set forth in the Commitment Letter.

         (c) Commitment Fee. Borrower shall pay to Agent, for distribution to Banks as appropriate, on (i) the last day of each calendar quarter (commencing with the first of such dates to occur after the Closing Date) and
(ii) if the Maturity Date falls on other than the last day of a calendar quarter, the Maturity Date, a commitment fee in an amount equal to one-half of one percent (0.50%) per annum (subject to the proviso below) of the remainder of (A) the average of the Aggregate Commitment in existence during such calendar quarter (or during such applicable period as explained in the parenthetical phrase at the end of this Section 2.7(c)), minus (B) the sum of
(1) the average aggregate outstanding principal balance of the Loans plus (2) the average aggregate undrawn face amount of all Letters of Credit outstanding, in each case (i.e., with respect to each of (1) and (2)) during such calendar quarter (or, with respect to the first commitment fee payable pursuant to clause (i) preceding, during the period from the Closing Date to the last day of the calendar quarter during which the Closing Date occurred, or, with respect to the commitment fee payable pursuant to clause (ii) preceding, during the period from the last day of the immediately preceding calendar quarter to the Maturity Date).

         (d) Letter of Credit Fees. Borrower shall pay to the Issuer with respect to each Letter of Credit, on the date of issuance of such Letter of Credit and on each anniversary date of such issuance if such Letter of Credit then remains outstanding, an amount equal to the greater of (i) one-tenth of one percent (0.10%) of the face amount of the Letter of Credit being issued or
(ii) $750. In addition, Borrower shall pay to Agent a Letter of Credit fee in an amount equal to one and one-half of one percent (1.50%) per annum of the average aggregate undrawn face amount of all Letters of Credit outstanding at any time. Such fee in such amount shall be payable in advance (i) on the date of issuance of each Letter of Credit for the period from such date of issuance to the first to occur of April 1st, July 1st, October 1st or January 1st thereafter based upon the face amount of such Letter of Credit issued and (ii) on each April 1st, July 1st, October 1st and January 1st during the term of this Agreement based upon the aggregate face amount of all Letters of Credit outstanding on the immediately preceding March 31st, June 30th, September 30th and December 31st, respectively; provided, however, that, on each such April 1st, July 1st, October 1st and January 1st payment date and on the Maturity Date, the amount of the payment then made or, with respect to the Maturity Date, the amount of the payment then most recently made shall be appropriately adjusted to rebate for any overpayments (if any) made by Borrower based upon the actual average face amount of all Letters of Credit outstanding during such prior three month period (or, with respect to the payment due on April 1, 1994, during the period from the Closing Date to March 31, 1994 or, with respect to the adjustment to be made on the Maturity Date, during the period from the immediately preceding April 1st, July 1st, October 1st or January 1st, as the case may be, to the Maturity Date).

         (e) Computation of Fees. The fees referred to in Sections 2.7(c) and 2.7(d) shall be calculated on the basis of the actual number of days elapsed and computed as if each year consisted of 360 days, except when the Maximum Lawful Rate is being charged on all or any portion of the Obligations, at which time such fees shall be computed as if each year consisted of 365 or 366 days, as the case may be. Each good faith determination by Agent with respect to fees shall be presumed correct.

         (f) Sharing of Certain Fees. All fees payable to Agent pursuant to Sections 2.7(c) and 2.7(d) shall be distributed to Banks in accordance with their respective Pro Rata Shares of the Aggregate Commitment. (All other fees payable by Borrower with respect to the Facility shall not be so distributed and shall be retained by Agent, Paribas or Issuer, as the case may be.)

         (g) Charging Borrower's Account. In the event Borrower fails to pay any fee to be paid pursuant to this Section 2.7 on the date the same is due and payable, Banks are hereby authorized (but shall not be required) to advance or to cause to be advanced the amount of such fee upon any one or more of the Loans to Borrower.

         2.8     Eurodollar Loans: Conversion, Rollover, Maximum Number, Etc.

         (a) Conversion from Base Rate Loans. Provided that no Default or Event of Default shall exist or shall have occurred and be continuing, upon two Eurodollar Business Days' prior written notice from Borrower to Agent specifying the commencement date and length of the applicable Interest Period selected by Borrower, Borrower may convert an amount equal to $500,000, or an integral multiple of $100,000 in excess thereof, of any outstanding Base Rate Loan into a Eurodollar Loan. Such notice shall be given by Borrower's execution and delivery to Agent of a Conversion or Rollover Notice in the form of Exhibit F hereto, appropriately completed to so state (a "Conversion Notice"). Each such Conversion Notice shall be effective and irrevocable upon receipt thereof by Agent.

         (b) Conversion from Eurodollar Loans. If Borrower desires to convert a Eurodollar Loan to a Base Rate Loan, Borrower shall so notify Agent at least one Business Day prior to the Final Interest Payment Date with respect to such Eurodollar Loan to be so converted. However, and whether or not Borrower shall have given any such notice to Agent, unless Agent shall have actually received notice from Borrower requesting otherwise, delivered in accordance with Section 2.8(c) below, at least two Eurodollar Business Days prior to the Final Interest Payment Date with respect to a Eurodollar Loan, then on such Final Interest Payment Date such Eurodollar Loan shall be converted to a Base Rate Loan.

         (c) Rollover. Provided that no Default or Event of Default shall exist or shall have occurred and be continuing, at least two Eurodollar Business Days prior to the Final Interest Payment Date of each Eurodollar Loan, Borrower may give to Agent written notice that all or any portion of such Eurodollar Loan shall continue as a Eurodollar Loan upon the expiration of the then-current Interest Period by executing and delivering to Agent a Conversion or Rollover Notice in the form of Exhibit E hereto, appropriately completed to so state (a "Rollover Notice"). Such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Borrower with respect thereto. Each Rollover Notice shall be effective and irrevocable upon receipt thereof by Agent. If the required Rollover Notice shall not have been timely received by Agent, then Borrower shall be deemed to have elected to have such Eurodollar Loan be converted to a Base Rate Loan as provided in Section 2.8(b).

         (d) Maximum Number of Eurodollar Loans. Notwithstanding any provision to the contrary contained herein, there shall not exist or be outstanding at any time more than an aggregate of six separate Eurodollar Loans. For purposes of this Section 2.8(d), Eurodollar Loans having different Interest Periods, regardless of whether such Loans commence on the same date, shall be considered separate Eurodollar Loans.

         (e) Lending Office. Any Bank may cause any Eurodollar Loan to be made by its principal office or by a foreign or domestic subsidiary, affiliate, branch or correspondent. Notwithstanding the right of any Bank to fund all or any portion of a Eurodollar Loan in any manner that it deems appropriate, such Bank shall, regardless of the actual means of funding, be deemed to have funded the Eurodollar Loan in accordance with the interest option from time to time selected by Borrower.

         2.9     Protection of Yield.

         (a) Increased Costs, etc. Subject to Section 10.4, if at any time, and from time to time, any Bank determines that the adoption, modification or implementation of, or compliance with, any applicable law, rule or regulation regarding (i) taxation (exclusive of any law, rule or regulation imposing taxes on the income of such Bank or imposing franchise taxes on such
Bank), (ii) required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements applicable to such Bank, or (iii) HLTs, or any interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of or with any of such requirements, has or would have the effect of
(A) increasing such Bank's costs of making, funding or maintaining the Loans, the Letters of Credit, its Commitment, the Facility or any part thereof or (B) reducing the yield or rate of return of such Bank on the Loans, the Letters of Credit, its Commitment, the Facility or any part thereof, to a level below that which such Bank would have achieved but for the adoption, modification or implementation of, or compliance with, any such requirements, Borrower shall, within 15 days after request therefor by such Bank, pay to such Bank such additional amounts as will compensate such Bank for such increase in costs or reduction in yield or rate of return of such Bank. No failure by any Bank to immediately request payment of any additional amounts payable under this
Section 2.9(a) shall constitute a waiver of such Bank's right to request payment of such amounts at any subsequent time. Each Bank requesting that Borrower pay additional amounts pursuant to this Section 2.9(a) shall submit to Borrower and Agent a certificate, executed by such Bank in good faith, as to such additional amounts, which certificate shall be presumed correct in the absence of manifest error. Such certificate shall set forth in reasonable detail the nature of the occurrence giving rise to such claim for additional amounts, the additional amounts to be paid to such Bank hereunder, and the method by which such amounts were determined. In determining such amounts, such Bank may use any reasonable averaging and attribution methods. Any portion of the additional amounts required to be paid under this Section 2.9(a) remaining unpaid 15 days after the due date thereof shall bear interest at the Default Rate.

         (b) Substitute Interest Rate. Notwithstanding anything to the contrary contained in this Agreement, if, on or before any date on which a Eurodollar Rate is to be determined hereunder, Agent determines that deposits of U.S. Dollars in the appropriate amount for the appropriate period are not being offered in the interbank eurodollar market for U. S. Dollars, or that by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, then Agent shall promptly give notice of such determination to Borrower and such determination shall be conclusive and binding in the absence of manifest error. During the 15 days next following the giving of such notice, Borrower and Agent shall negotiate in good faith in order to arrive at a mutually satisfactory alternative interest rate (the "Substitute Rate") to replace the rate otherwise applicable to the pertinent Eurodollar Loans of Borrower during the applicable Interest Period. If, within such 15 day period, Borrower and Agent agree in writing upon a substitute rate, such rate shall be effective from the first day of such Interest Period. If Agent and Borrower fail to agree upon a substitute rate within such 15 day period, the substitute rate applicable to the pertinent Eurodollar Loan during such Interest Period shall be the interest rate applicable to a Base Rate Loan under Section 2.6(c)(i).

         (c) Changes in Law Rendering Loan Unlawful or Impractical. In the event that (i) any change in applicable law, treaty or regulation or the interpretation thereof (whether or not having the force of law) shall make it unlawful, impossible or impractical for any Bank to make or continue to maintain all or any portion of a Eurodollar Loan contemplated hereunder, or (ii) any central bank or other fiscal, monetary or other authority having jurisdiction over any Bank or all or any portion of a Eurodollar Loan shall request such Bank in writing to comply with restrictions (whether or not having the force of law) which seek to prohibit such Bank from making or continuing to maintain such Eurodollar Loan, then such Bank shall so notify Borrower and Agent, and Borrower shall, upon request by such Bank, either, at the option of Borrower, prepay such Eurodollar Loan or convert such Eurodollar Loan to a Base Rate Loan in accordance with
Section 2.8(b) hereof, except that, subject to the provisions of Section 2.9(d) hereof, such prepayment or conversion need not be effected on a Final Interest Payment Date, and upon such request or upon notice by such Bank, the obligation of such Bank to make such Eurodollar Loan hereunder shall terminate (and shall not be reinstated so long as any such circumstance continues to exist).
Failure to prepay any such portion of a Eurodollar Loan shall be deemed an election to convert to a Base Rate Loan. Such request or notice shall be accompanied by a certificate of such Bank provided in good faith to Borrower and Agent as to the reasons why it is no longer lawful, possible or practical for such Bank to make or continue to maintain such Eurodollar Loan hereunder and such certificate shall be presumed correct in the absence of manifest error. Each Bank agrees that if it gives notice of any event or circumstance described in this Section 2.9(c), it shall, in a reasonably prompt fashion, notify Borrower (and Agent if such Bank is not Paribas) if such event or circumstance thereafter ceases to exist, in which case the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

         (d) Eurodollar Consequential Loss. Borrower agrees to indemnify and hold harmless each Bank from and against any Eurodollar Consequential Loss; provided, however, that no such obligation of indemnity shall exist with respect to any Eurodollar Prepayment (if any) resulting from any Bank's failure to fund an Advance (i) that such Bank was obligated to fund and (ii) which was initially funded by Agent pursuant to Section 2.3(d). Borrower shall pay, within 15 days after request therefor by such Bank, the amount of any Eurodollar Consequential Loss incurred by such Bank. A certificate of such Bank provided in good faith to Borrower and Agent specifying the amount of any such Eurodollar Consequential Loss to such Bank and the basis upon which such loss, cost or expense is computed shall be presumed correct in the absence of manifest error.

         (e) Reasonable Efforts. Borrower and Banks shall use reasonable efforts to avoid or to minimize amounts payable by Borrower pursuant to this
Section 2.9, and Borrower shall, as promptly as practical, notify Agent, and each Bank shall, as promptly as practicable, notify Borrower and Agent, of the existence of any event or circumstance of which it is aware which will require the payment by Borrower of any such amounts; provided, however, that the failure to give any such notification shall not result in any liability to such Bank and shall not affect the rights of Banks or the obligations of Borrower under this Section 2.9; provided, further, however, that Borrower shall not be obligated to pay any additional amount to any Bank pursuant to this Section 2.9 unless request is made for payment of such additional amount within one year after such Bank became aware that such additional amount was owing by Borrower.

         2.10    Manner and Application of Payment.

         (a) Manner of Payment. All payments by Borrower shall be made, without setoff, counterclaim or deduction of any kind except as may be permitted by Section 2.12(a), to Agent (for the account of Agent, Issuer and/or Banks, as appropriate) not later than 12:00 noon, Houston, Texas time, on the date due, and shall be payable in lawful currency of the U. S. in immediately available funds. Agent will promptly (and if such payment is received by Agent by 11:00 a.m., and otherwise if feasible, on the same Business Day) distribute to each Bank its Pro Rata Share (based upon the Loans or Letters of Credit to which such payment relates) of each such payment received by Agent for the account of Banks. Upon Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 10.6, from and after the effective date of such Assignment and Acceptance Agent shall make all payments under this Agreement with respect to the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall, directly between themselves, make all appropriate adjustments in such payments for periods prior to such effective date.Whenever any payment with respect to the Base Rate Loans or any other Obligations, other than the Eurodollar Loans, shall be due on a date which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment with respect to the Eurodollar

Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the definition of Interest Period). If the date for any payment of principal or other past due and payable Obligations is extended, interest shall accrue and be payable by Borrower with respect to such extension.

         (b) Application of Payments. Unless Borrower expressly informs Agent to the contrary prior to or concurrently with any payment (other than a prepayment which shall be governed by Section 2.5(c)), or unless the context in which or the circumstances under which such payment is made make it clear to Agent (in the good faith exercise of its judgment) that such payment is intended to be applied to a particular Loan or other Obligation (in which case such payment shall be applied consistent with such intent), such payment shall be applied first, to the Loans, and second, to any other Obligations as Agent shall, in its discretion, determine; provided, however, if an Event of Default is in existence at the time of such payment or if the payment results from the exercise of any remedy with respect to any Collateral, then Agent shall apply such payment to the Loans and other Obligations in any manner Agent shall, in its discretion, determine. Furthermore, all payments (other than prepayments which shall be governed by Section 2.5(c)) on the Loans and other Obligations shall be applied to payment of such Loans and Obligations being paid in the following manner: (i) first, against the interest accrued and unpaid on the Loans or other Obligations as of the date of such payments; (ii) second, against the principal of the Base Rate Loans; (iii) third, against the principal of the Eurodollar Loans; and (iv) fourth, against the remaining Obligations in any manner Agent shall, in its discretion, determine. Subject to the foregoing, Borrower shall select Eurodollar Loans to be repaid in a manner designed to minimize any Eurodollar Consequential Loss resulting from such payments; provided, however, that (A) if Borrower shall fail to select the Eurodollar Loans to which such payments are to be applied, then Agent shall be entitled to apply the payment to the Eurodollar Loans in any manner Agent shall deem appropriate if Agent uses reasonable efforts to minimize any Eurodollar Consequential Loss resulting therefrom, and (B) if an Event of Default has occurred and is continuing at the time of such payment, then Agent shall be entitled to apply the payment to such Eurodollar Loans in the manner Agent shall deem appropriate.

         2.11    Reduction and Termination of Commitments.

         (a) Termination of Commitments. The Commitments and the Aggregate Commitment shall automatically terminate on the Maturity Date.

         (b) Voluntary Reduction and Termination of Commitments. Upon at least two Business Days' prior notice to Agent, Borrower may at any time (and from time to time with respect to a reduction) in part permanently reduce, or in whole permanently terminate, the Aggregate Commitment; provided, however, that (i) each partial reduction of the Aggregate Commitment shall be in an amount equal to $500,000 or an integral multiple of $100,000 in excess thereof and (ii) the Aggregate Commitment may not be reduced (or terminated) pursuant to this Section 2.11(b) to an amount that is less than the sum of the aggregate principal amount of the Loans plus the Letter of Credit Outstandings then outstanding. Once so reduced or terminated, the Aggregate Commitment may not thereafter be increased by Borrower.

         (c) Allocation of Reduction of Commitments. Each reduction in the Aggregate Commitment shall be made ratably among Banks in accordance with their respective Pro Rata Shares of the Aggregate Commitment.

         2.12    Taxes; Exemption from U.S. Withholding, Etc.

         (a) Withholding Taxes. With respect to payments to be made under this Agreement and the Notes to any Bank organized under the laws of a jurisdiction outside of the U.S., Borrower or Agent may withhold from such payments which are subject to withholding taxes under the Code at the applicable statutory rate ("Withholding Taxes"); provided, however, that Borrower and Agent shall not withhold or shall withhold at a rate reduced by an applicable tax treaty if such Bank timely provides Agent and Borrower with properly executed Prescribed Forms indicating that such payments either are not subject to Withholding Taxes or are subject to such taxes at a rate reduced by an applicable tax treaty.

         (b) Other Taxes. Borrower agrees to and shall pay any and all present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies now or hereafter imposed, excluding only taxes imposed on the income of Agent or a Bank and franchise taxes imposed on Agent or a Bank, which arise from any payment made under this Agreement or the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes"). Borrower shall indemnify Agent and each Bank for the full amount of Other Taxes (including, without limitation, any Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12(b)) paid by Agent or such Bank (as the case may be) and all liabilities (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted. Such indemnification shall be made by Borrower within 15 days from the date Agent or such Bank (as the case may be) makes request therefor and provides Borrower with a receipt evidencing payment thereof.

         (c) Additional Amounts Payable by Borrower. If Borrower shall be required by law to deduct any amount in respect of Other Taxes, excluding Withholding Taxes, taxes imposed on the income of Agent or a Bank and franchise taxes imposed on Agent or a Bank, from or in respect of any sum payable under this Agreement or under any other Loan Document to any Agent or any Bank (i) the sum payable by Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) Agent or such Bank (as the case may be) receives an amount equal to the amount it would have received had no such deductions been made, (ii) Borrower shall make such deductions and
(iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (d) Tax Receipts; Refunds. Within 30 days after the date of any payment of Other Taxes by or at the direction of Borrower, Borrower will furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. In the event that (i) Agent or any Bank ever receives any refund, credit or deduction from any taxing authority to which Agent or such Bank would not be entitled but for the payment by Borrower of Other Taxes as required by this Section 2.12 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by Agent or such Bank in its sole discretion) and (ii) Agent or such Bank (as the case may be) determines, in its sole discretion, that such refund, credit or deduction relates to such payment by Borrower of Other Taxes, then Agent or such Bank (as the case may be) thereupon shall repay to Borrower an amount with respect to such refund, credit or deduction equal to (A) any net reduction in taxes actually obtained by Agent or such Bank and determined by Agent or such Bank to be attributable to such refund, credit or deduction (together with any interest actually received thereon) less (B) all reasonable expenses of Agent or such Bank attributable to such refund, credit or deduction. Agent and Banks shall not be obligated, in connection with any term or provision of this Section 2.12, to allow Borrower to obtain copies of or to review any tax returns or books or records of Agent or any Bank.

         (e) Change of Lending Office. Any Bank claiming any additional amounts payable pursuant to this Section 2.12 for Other Taxes shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the good faith judgment of such Bank, be otherwise disadvantageous to such Bank.

         (f) Reasonable Efforts. Agent and each Bank agrees that it will take reasonable actions by usual means to avoid or to minimize amounts payable by Borrower under this Section 2.12; provided, however, that Agent and Banks shall not be obligated by reason of this Section 2.12 to contest the payment of any Withholding Taxes or Other Taxes, or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Notwithstanding anything to the contrary in this Section 2.12, in no event shall Borrower ever be obligated to pay penalties assessed or interest applicable to past due Other Taxes if and to the extent that such penalties or interest are due to Agent's or such Bank's (as the case may be) failure to comply with applicable laws.

         2.13 Nature of Letter of Credit Obligations Absolute. The obligations of Borrower to reimburse

Issuer for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with Section 2.3(f) under all circumstances, including, without limitation: (a) any lack of validity or enforceability of any Letter of Credit; (b) the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary of any Letter of Credit or against any Bank, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (c) any draft, demand, statement, certificate or other document presented under any Letter of Credit being forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (d) payment by the Issuer of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (except for any payment resulting from Issuer's gross negligence or willful misconduct); (e) any other circumstance or happening whatsoever which is similar to any of the foregoing; or (f) the fact that any Default or Event of Default shall have occurred and be continuing.

                                  ARTICLE III

                                    SECURITY

         3.1 Security Documents. To secure and otherwise ensure full and complete payment and performance of the Obligations, Borrower shall execute and/or deliver (as appropriate) to Agent, on behalf of Banks, concurrently with the execution and delivery of this Agreement, the following Security Documents:

         (a) Security Agreement. A Pledge and Security Agreement in form and substance satisfactory to Agent and Banks, together with financing statements, stock certificates and stock powers relating thereto properly executed or endorsed, covering, inter alia, (i) 3,725,000 shares of FoxMeyer Stock owned by Borrower or such greater number of shares of FoxMeyer Stock owned by Borrower as may, from time to time, be issued and outstanding and pledged by Borrower pursuant to such Pledge and Security Agreement, and (ii) any and all proceeds of, and dividends paid or payable with respect to, such shares of FoxMeyer Stock and any and all additional shares of FoxMeyer Stock issued on account of or with respect to such shares of FoxMeyer Stock referred to in clause (i) preceding (whether as a result of any stock split or stock dividend or otherwise). In the event that additional shares of FoxMeyer Stock and/or other Margin Stock are pledged pursuant to and in compliance with
Section 2.5(b), each such pledge shall be undertaken in compliance with Regulation U and Borrower shall execute and/or deliver to Agent all agreements, documents, instruments and certificates as Agent may reasonably request in connection therewith.

         (b) Other Items. Such other agreements, documents, instruments and certificates as Agent or Majority Banks may require to more effectively evidence the Obligations or to protect Agent's and Banks' interest in the Collateral and any other security contemplated hereby.

         3.2     Cash Collateral Account.

         (a) Cash Collateral. Upon the occurrence of an Event of Default and demand by Agent, or upon the occurrence of any Event of Default under
Section 8.1(f) or 8.1(g) without demand by Agent, Borrower shall, pursuant to
Section 8.3(a)(vi), promptly pay to Agent, in immediately available funds, an amount equal to 110% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Furthermore, in the event that, for whatever reason, the maturity of any Letter of Credit extends beyond the Maturity Date, Borrower will promptly pay to Agent, in immediately available funds on the Maturity Date, an amount equal to 110% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by Agent pursuant to this Section 3.2(a), and any amounts received by Agent pursuant to clause (C) of Section 2.5(c), shall be deposited by Agent in a deposit account maintained by Agent, or by any Bank selected by Agent in its discretion, for the benefit of Banks (the "Cash Collateral Account").

         (b) Security Interest. As security for the payment of all Reimbursement Obligations and for all other Obligations, Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to Agent (for the benefit of Issuer and Banks), and creates in Agent's favor (for the benefit of Issuer and Banks) a security interest in, all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of Agent, and Borrower shall not have any right to withdraw or cause Agent to withdraw any funds deposited in the Cash Collateral Account. At any time and from time to time, upon Agent's request, Borrower promptly shall execute and deliver any and all such further agreements, documents, instruments and certificates, including financing statements, as may be necessary, appropriate or desirable in Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section 3.2(b) and of the rights and powers herein granted. Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the Cash Collateral Account other than the Lien granted under this Section 3.2(b).

         (c) Application of Funds. Agent may, and shall upon request by Borrower (i) apply any funds in the Cash Collateral Account deposited in accordance with Section 2.5(c) as required by Section 2.5(c), (ii) shall apply any other funds in the Cash Collateral Account toward payment of Reimbursements Obligations when the same become due and payable if and to the extent that Borrower shall fail directly to pay such Reimbursement Obligations and (iii) after the date on which the Commitments of Banks shall have terminated, all Letters of Credit shall have expired and all Reimbursement Obligations shall have been paid in full, apply any proceeds remaining in the Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to Borrower.

         (d) Investment of Funds. Agent may invest the funds held in the Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (i) direct obligations of the U.S. or any agency thereof, or obligations guaranteed by the U.S. or any agency thereof and (ii) one or more types of other Permitted Cash Investments permitted by Agent from time to time, in each case with such maturities as Agent may specify, pending application of such funds toward payment of Reimbursement Obligations or of other Obligations as provided herein. All such investments shall be made in Agent's name for the account and benefit of Agent (provided, however, that Borrower shall be obligated to pay all taxes with respect to such investments) and shall be subject to Section 3.2(c). Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by Borrower, and Borrower agrees to indemnify and hold Agent and Banks harmless from and against any such losses or taxes. Agent may liquidate any investment held in the Cash Collateral Account in order to apply the proceeds of such investment toward payment of the Reimbursement Obligations or other Obligations then due and payable, as the case may be, without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which Borrower hereby agrees to reimburse Agent) as a result of such application.

         (e) Fees. Borrower shall pay to Agent or the Bank with whom the Cash Collateral Account has been established, for the account of Agent or such Bank (as applicable), the fees customarily charged by Agent or such Bank with respect to the maintenance of accounts similar to the Cash Collateral Account.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Initial Advance. The obligation of Banks to make the initial Advance and to issue the initial Letter of Credit under the Facility shall be subject to the prior satisfaction of each of the following conditions precedent:

         (a) Notes. The Notes (i.e., one Note payable to the order of each Bank) shall have been duly executed by Borrower and delivered to Agent.

         (b)     Security Documents.  The Security Documents referred to in
Section 3.1 (including, without limitation, the Pledge and Security Agreement, financing statements, stock certificates and stock powers) shall have been duly executed by Borrower and such other Persons, if any, referred to in Section 3.1 and/or delivered (as appropriate) to Agent and, if and to the extent appropriate, filed and recorded.

         (c) Federal Reserve Form U-1. A Federal Reserve Form U-1, appropriately completed in a manner satisfactory to Bank, shall have been fully executed by Borrower and delivered to Agent.

         (d) Corporate Certificate. A Corporate Certificate in the form of Exhibit G hereto, appropriately completed, shall have been duly executed by each of Borrower and certain of its officers, as indicated therein, and delivered to Agent, and the resolutions of the Board of Directors of Borrower, the Certificate of Incorporation of Borrower and the Bylaws of Borrower attached thereto shall be in form and substance reasonably satisfactory to Agent.

         (e) Good Standing and Authority. Certificates of the appropriate governmental offices of the jurisdiction in which Borrower is incorporated and of each other jurisdiction in which Borrower transacts business and is required to qualify as a foreign corporation and where the failure to so qualify could cause a Material Adverse Effect, each dated a Current Date, to the effect that Borrower is in existence, in good standing with respect to the payment of franchise and similar taxes and duly qualified to transact business in such jurisdictions, shall have been delivered to Agent.

         (f) Opinion of Counsel. A legal opinion of Weil, Gotshal & Manges, as counsel for Borrower, in form and substance satisfactory to Agent, shall have been duly executed by such counsel and delivered to Agent (which opinion shall address, without limitation, matters regarding Banks' compliance with Regulation U).

         (g) UCC and Lien Searches. Search certificates from the Secretaries of State (or such other governmental authorities as may be a repository for UCC financing statements or similar documents) of Borrower's State of incorporation, the State where Borrower's chief executive office is located and all other States in which Borrower transacts business and is required to qualify as a foreign corporation and where the failure to so qualify could cause a Material Adverse Effect, setting forth all UCC filings, financing statements and other Lien filings against Borrower, shall have been delivered to Agent, which certificates shall confirm that the shares of FoxMeyer Stock pledged as Collateral are free and clear of all Liens and that the other Assets of Borrower are free and clear of all Liens other than Permitted Liens, if any.

         (h) Balance Sheet. (i) A consolidating (as to Borrower and FoxMeyer and Borrower's investment in NSC only) balance sheet of Borrower dated as of November 30, 1993, and (ii) a consolidated balance sheet of Borrower and its Consolidated Subsidiaries dated as of November 30, 1993, shall have been delivered to Agent, which balance sheets shall be certified by a Financial Officer of Borrower and shall reflect, to the satisfaction of Agent, that there has not occurred any material adverse change in the financial condition of Borrower or Borrower and its Consolidated Subsidiaries since September 30, 1993.

         (i) Fees. All fees required to have been paid by Borrower pursuant to Section 2.7 shall have been paid (to the extent then due).

         (j) No Litigation, etc. There are no investigations, actions, suits or proceedings pending or threatened in or before any Tribunal that could cause a Material Adverse Effect.

         (k) Environmental Report. Agent shall have received a letter from Borrower, in form and substance reasonably satisfactory to Agent, which attaches copies of the disclosures made by Borrower as to environmental matters contained in its most recent annual public report and estimates the probable costs of complying with Environmental Laws (including remedying the environmental problems identified in such report) during 1994, and the status of such environmental matters, as a whole, shall be reasonably satisfactory to Agent.

         (l) Tax Sharing Agreement. Bank shall have received a certified copy of the Tax Sharing Agreement and all amendments thereto, which agreement and amendments shall be in form and substance reasonably satisfactory to Agent, and the Tax Sharing Agreement shall be in full force and effect.

         (m) Closing Certificate. A Closing Certificate in the form of Exhibit H hereto, appropriately completed and dated the date of the initial Advance, shall have been executed by Borrower and certain of its officers, as indicated therein, and delivered to Agent, which certificate shall certify as to satisfaction of the conditions precedent set forth in Sections
4.1 and 4.2.

         (n) Minimum Collateral Value. Agent shall have received evidence satisfactory to it that the fair market value of the Collateral, calculated as of the date of the making of the initial Advance or the issuance of the initial Letter of Credit (as the case may be), equals or exceeds $45,000,000, and the Borrowing Base Certificate delivered pursuant to Section 4.2(e) in connection therewith shall confirm such fact.

         4.2 All Advances. The obligation of Banks to make any Advance (including, without limitation, the initial Advance) and/or to issue any Letter of Credit under the Facility shall be subject to the condition that each condition specified in Section 4.1 shall continue to be satisfied and subject to the prior satisfaction of each of the following additional conditions precedent:

         (a) No Default. As of the date of the making of such Advance or issuance, amendment, renewal or extension of such Letter of Credit and after giving effect thereto, no Default or Event of Default then exists or would exist.

         (b) Representations and Warranties. The representations and warranties contained in the Loan Documents (including, without limitation, those contained in Article V hereof and those relating to the information disclosed on Schedule 2 hereto) shall be true and correct in all respects on the date of the making of such Advance or issuance, amendment, renewal or extension of such Letter of Credit with the same force and effect as though made on and as of such date, except to the extent that such representations or warranties are expressly by their terms made only as of the Closing Date or another specific date.

         (c) Covenants and Agreements. All covenants and agreements to have been complied with and performed by Borrower on or prior to the making of such Advance or issuance, amendment, renewal or extension of such Letter of Credit shall have been fully complied with and performed.

         (d) Loan Request Certificate; L/C Request Certificate; L/C Application. With respect to any Advance, the Loan Request Certificate relating thereto, appropriately completed and executed by Borrower and in form and substance satisfactory to Agent, shall have been delivered to Agent. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the L/C Request Certificate relating thereto, appropriately completed and executed by Borrower and in form and substance satisfactory to Agent and Issuer, shall have been delivered to Agent and Issuer, and the L/C Application relating thereto, appropriately completed and executed by Borrower and in form and substance satisfactory to Issuer, shall have been delivered to Issuer, and the Letter of Credit requested to be issued or the amendment, renewal or extension requested to be made, as the case may be, pursuant thereto shall be in compliance with this Agreement and in form and substance satisfactory to Issuer.

         (e) Borrowing Base Certificate and Borrowing Base. Agent shall have received, in connection with each Loan Request Certificate and L/C Request Certificate to be delivered to Agent pursuant to Section 4.2(d), a Borrowing Base Certificate, appropriately completed, dated as of the date of the making of the requested Advance or the issuance of the requested Letter of Credit (as the case may be) and containing information concerning the fair market value of the FoxMeyer Stock and the other (if any) Margin Stock then constituting Collateral based upon the closing sale price of such stock on the Business Day immediately preceding such requested advance or issuance date, in reasonable detail and certified as to accuracy by a Financial Officer by Borrower. After giving full effect to the requested Advance by Bank and/or to the requested issuance, amendment, renewal or extension of a Letter of Credit, as the case may be, the sum of (i) the aggregate outstanding principal amount of all Loans plus (ii) the aggregate Letter of Credit Outstandings, would not exceed the Borrowing Base then in effect.

         (f) Security Interests. The security interests of Agent and Banks in the Collateral and the proceeds thereof are valid, perfected and first priority security interests.

         (g) No Material Adverse Effect. There shall not have occurred any event or events and there shall not exist any circumstance or circumstances which, individually or collectively, could cause a Material Adverse Effect.

         (h) Additional Items. Such additional agreements, documents, instruments and certificates (including, without limitation, legal opinions) as Agent or Required Banks may reasonably request in connection with this Agreement and the other Loan Documents and the transactions contemplated therein shall have been delivered to Agent.

         4.3 Representation and Warranty. Each request for an Advance and each request for issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty by Borrower to Agent and Banks that all conditions precedent in this Article IV applicable thereto have been satisfied in full (subject to any applicable discretion or satisfaction of Agent or Banks). Each delivery of a Conversion Notice or Rollover Notice to Agent pursuant to Section 2.8(a) or 2.8(c), respectively, shall constitute a representation and warranty by Borrower to Agent and Banks that no Default or Event of Default then exists.

         4.4 Determinations Regarding Conditions Precedent. Except as may be expressly stated in this Article IV to the contrary, all determinations of compliance with applicable conditions precedent shall be made by Agent in good faith. If and to the extent that any Bank shall, in accordance with this
Article IV, have the right to make or be involved in any such determination, such Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each agreement, document, instrument or certificate or other matter to be consented to, approved or accepted or satisfactory to such Bank unless (a) an officer of Agent responsible for the administration of this Agreement and holding the position of Vice President or higher shall have received notice from such Bank, prior to the relevant time and date, specifying its objection thereto and (b) such objection shall not have been withdrawn by verbal or written notice to Agent. To the extent that any condition precedent contained in Article IV involves a matter that is to be determined expressly based upon the satisfaction of or acceptability to Agent, Majority Banks, Required Banks or Banks, such condition precedent shall, to such extent (and only to such extent), be deemed satisfied if Agent and such Banks make the requested Advance to which such condition precedent relates (as the case may be) unless, prior to or concurrently with such Advance, Agent notifies Borrower to the contrary.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Agent and Banks as follows:

         5.1 Organization, Standing, Qualification. Each of Borrower and its Consolidated Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation, (b) has all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and perform its obligations, if any, under, the Loan Documents to which it is a party, and (c) is duly qualified to transact business as a foreign corporation in each jurisdiction when the nature of its Assets or the conduct of its business requires such qualification and where the failure to so qualify could cause a Material Adverse Effect.

         5.2     Authorization, Enforceability, Etc.

         (a) The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any material agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower or any Major Subsidiary is a party or by which it or any of its material Assets are bound or affected, (ii) result in, or require the creation or imposition of, any Lien (other than a Permitted Lien in favor of Agent and Banks) upon or with respect to any Asset owned by Borrower or any Major Subsidiary, or (iii) result in a breach of, or constitute a default by Borrower or any Major Subsidiary under, any indenture, loan or credit agreement or any other material contract, agreement, document or instrument to which it is a party or by which it or any of its Assets are bound or affected.

         (b) No approval, authorization, order, license, permit, franchise or consent of or registration, declaration, qualification or filing, and no lapse of a waiting period or lack of objection, with or from any Tribunal or other Person is required in connection with the execution, delivery and performance by Borrower of any Loan Documents to which it is a party or by which it or any of its Assets are bound or affected, except for those (if any) which have been appropriately obtained or made. No approval, authorization or consent of any Tribunal is or was required in connection with the execution, delivery and performance by Borrower and FoxMeyer of the Tax Sharing Agreement.

         (c) This Agreement has been duly executed and delivered by Borrower, and constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable Debtor Relief Laws and equitable principles imposed by law. The other Loan Documents to which Borrower is a party, when duly executed and delivered by Borrower, will constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to applicable Debtor Relief Laws and equitable principles imposed by law. Without limiting the generality of the foregoing, (i) the Pledge and Security Agreement referred to in Section 3.1(a), when duly executed and delivered by Borrower, will create in favor of Agent and Banks valid security interests in the shares of FoxMeyer Stock and other Assets (if any) constituting Collateral and the proceeds thereof intended to be covered thereby, (ii) the financing statements referred to in Section 3.1(a), when duly executed and delivered by Borrower and filed with the Secretary of State of the State of Texas, will result in such security interests of Agent and Banks in all right, title and interest of Borrower in and to any dividends, general intangibles and proceeds of the shares of FoxMeyer Stock constituting Collateral being fully perfected and of first priority, and (iii) Agent's possession of the stock certificates evidencing the FoxMeyer Stock constituting Collateral owned by Borrower will result in such security interests of Agent and Banks in the shares of FoxMeyer Stock constituting Collateral and the proceeds thereof being fully perfected and of first priority.

         5.3     Financial Statements and Business Condition.

         (a) Borrower's Financial Statements (including the Base Financial Statements) were prepared in accordance with GAAP and fairly present in all material respects the consolidated and consolidating financial conditions and results of operations of Borrower and its Consolidated Subsidiaries as of, and for the fiscal year (or portion thereof, as the case may be) ending on, the date(s) thereof, subject to year-end adjustments (if applicable). There were no material liabilities, direct or indirect, fixed or contingent, of Borrower or any Consolidated Subsidiary as of the dates of Borrower's Financial Statements (including the Base Financial Statements) which are not reflected therein or in the notes thereto or which otherwise have not been disclosed to Agent and Banks in Schedule 2. Except for occurrences heretofore disclosed in writing to Agent and Banks and described in such disclosure as being adverse (if any), there has not occurred any material adverse change in the financial condition of Borrower or any Consolidated Subsidiary from the financial condition shown in the Base Financial Statements, and neither Borrower nor any Consolidated Subsidiary has incurred any material liability, direct or indirect, fixed or contingent except in the ordinary course of its business as currently conducted since the date of the Base Financial Statements. No event or events have occurred, and no circumstance or circumstances exist, which, individually or collectively, has or could have a Material Adverse Effect.

         (b) The Financial Statements of FoxMeyer (including the Base Financial Statements) were prepared in accordance with GAAP and fairly present in all material respects the consolidated and consolidating financial conditions and results of operations of FoxMeyer and its consolidated subsidiaries as of, and for the fiscal year (or portion thereof, as the case may be) ending on, the date(s) thereof, subject to year-end adjustments (if applicable). There were no material liabilities, direct or indirect, fixed or contingent, of FoxMeyer or any of its consolidated subsidiaries as of the dates of such Financial Statements (including the Base Financial Statements) which are not reflected therein or in the notes thereto or which otherwise have not been disclosed to Agent and Banks in Schedule 2. Except for occurrences heretofore disclosed in writing to Agent and Banks and described in such disclosure as being adverse (if any), there has not occurred any material adverse change in the financial condition of FoxMeyer or any of its consolidated subsidiaries from the financial condition shown in the Base

Financial Statements, and neither (i) FoxMeyer nor (ii) any of its consolidated subsidiaries has incurred any material liability, direct or indirect, fixed or contingent except in the ordinary course of its business as currently conducted since the date of the Base Financial Statements. No event or events have occurred, and no circumstance or circumstances exist, which, individually or collectively, has or could have a Material Adverse Effect.

         (c) The balance sheets referred to in Section 4.1(h) fairly present in all material respects the financial conditions of Borrower and/or Consolidated Subsidiaries, as the case may be, as of the dates thereof.

         5.4 Filing of Tax Returns; Tax Sharing Agreement. Each of Borrower and its Consolidated Subsidiaries has filed all material tax returns required to have been filed and has paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other material taxes which are payable by it, to the extent the same have become due and payable.
As of the Closing Date, Borrower is not aware of any proposed tax assessment against Borrower or any of its Consolidated Subsidiaries, and all tax liabilities of each of Borrower and its Consolidated Subsidiaries are adequately provided for. No tax liability of Borrower or any of its Consolidated Subsidiaries has been asserted by the Internal Revenue Service or any other Tribunal for taxes in excess of those already paid, except as is being (or may be) contested by such taxpayer in good faith consistent with the requirements therefor set forth in Section 6.1(e). The Tax Sharing Agreement is in full force and effect, and all payments required to be made by or to Borrower pursuant to the Tax Sharing Agreement as of the Closing Date have been paid in full.

         5.5 Title to Properties; Collateral. Each of Borrower and its Consolidated Subsidiaries has good and indefeasible title to all material Assets purported to be owned by it (except for minor defects in title and minor encumbrances not in any case materially detracting from the value of the Assets affected thereby) and to all Collateral purported to be owned by it. No Person has any right, title or interest in or to, or Lien against, the Collateral, except for Permitted Liens in favor of Agent and Banks.

         5.6 Leases. All material real property leases, if any, under which Borrower is lessee or tenant are in full force and effect, and there does not exist any default or default thereunder by Borrower by which any such lease could be terminated. Each such lease existing as of the Closing Date is identified on Schedule 2 attached hereto.

         5.7 Subsidiaries. Except as identified on Schedule 2, as of the Closing Date, Borrower has no Subsidiaries. Schedule 2 identifies the only Consolidated Subsidiaries of Borrower as of the Closing Date. As of the Closing Date, Borrower's ownership (record and beneficial) of the Consolidated Subsidiaries and NSC is accurately set forth on Schedule 2 attached hereto. As of the Closing Date, FoxMeyer has issued and outstanding 28,200,000 shares of capital stock, all of which are shares of common stock and 22,690,000 of which (i.e., approximately 80.5% of the total number of such shares issued and outstanding) are owned by Borrower.

         5.8 Business; Compliance. Each of Borrower and its Major Subsidiaries has performed and complied with all material obligations required to be performed or complied with by it, and is not in default (to the extent it could be materially and adversely affected) under any license, permit, order, authorization, grant, contract, agreement or regulation material to its business to which it is a party or by which it or any of its Assets are bound or affected. The businesses and operations of each of Borrower and its Major Subsidiaries have been and are being conducted, in all material respects, in accordance with all applicable laws, rules and regulations of all Tribunals.

         5.9 Licenses, Permits, etc. Borrower possesses such valid Proprietary Rights and consents, authorizations, exemptions and orders of Tribunals or otherwise as are necessary or appropriate to carry on its business as now being or currently proposed to be conducted. Schedule 2 contains a description of all Proprietary Rights of Borrower existing as of the Closing Date that are material to Borrower's business and disclosure of the Person that owns the rights thereto.

         5.10 Litigation, Proceedings, etc. Except as set forth on Schedule 2, there are no investigations, actions, suits, proceedings, orders or injunctions pending or, to Borrower's knowledge, threatened against or affecting Borrower or any Consolidated Subsidiary or its Assets, at law or in equity, or before or by any Tribunal which (a) either has had or could reasonably be expected to have a Material Adverse Effect or (b) either has related or could reasonably be expected to relate to the Loans, any Commitment, the Facility or the other transactions contemplated by the Loan Documents, and no accidents, acts or actions have occurred which involve any pending claim that could have a Material Adverse Effect and which is not fully covered by insurance or provided for by adequate reserves established by and reflected in the Base Financial Statements furnished to Agent. Neither Borrower nor any Consolidated Subsidiary is in default with respect to any order, writ, injunction or decree of any Tribunal, which default could cause a Material Adverse Effect.

         5.11 Plans. Each Plan with respect to which Borrower or any Group Member, as of the Closing Date, has incurred actual or contingent liability exceeding $5,000,000, and each Plan as to which Borrower's or any Group Member's current required annual amount of contributions exceeds $5,000,000, is listed on Schedule 2. Each Plan has been maintained at all times in compliance, in all material respects, with its provisions and applicable law, including, without limitation, compliance with the applicable provisions of ERISA and the Code, and all applicable funding requirements imposed by the Plan or applicable law. Either each of Borrower and each of its Group Members has elected to adopt the Statements of Financial Accounting Standards No. 106 and report the full current value of retiree projected medical benefits or the unreported portion of such value is set forth on Schedule 2. Except as set forth on Schedule 2, no Pension Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived. Except as set forth on Schedule 2, each Plan which is intended to be a qualified Plan under Section 401(a) has received a favorable determination letter with respect to all years preceding the current remedial amendment period for filing the request for such letter with respect to such Plan. Except as set forth on Schedule 2, at the most recent date on which such amount has been determined, the "withdrawal liability", as defined in Section 4201 of ERISA, of all Group Members with respect to all Pension Plans which are Multiemployer Plans does not exceed $5,000,000, and Borrower knows of no facts or circumstances which have occurred or may reasonably be expected to occur which would cause the net unfunded liabilities of any Plan to increase at a materially greater rate than has been used to calculate the net unfunded liabilities of such Plan as shown on Borrower's consolidated Financial Statements or as set forth on Schedule 2. With respect to each Plan whose net unfunded liabilities are in excess of $5,000,000 and which liabilities are not shown on Borrower's consolidated Financial Statements, such net unfunded liability has been set forth on Schedule 2. Borrower has furnished to Agent true, current and complete copies of all material documents relating to the Plans which have been requested in writing by Agent.

         5.12 Chief Executive Offices and Principal Place of Business; Trade Names. The chief executive office and principal place of business of Borrower is located in Dallas County, Texas. As of the Closing Date, the present and foreseeable locations of the offices or facilities of Borrower and the books and records of Borrower, and all assumed or trade names of Borrower or any division of Borrower, are set forth on Schedule 2.

         5.13 Federal Reserve Regulations. Neither Borrower nor any of its Consolidated Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock; provided, however, that the FoxMeyer/NII Loan Facility is a loan made under Regulation G and FoxMeyer is a registered lender under Regulation G.

         5.14 Fiscal Year. As of the Closing Date, the fiscal year of Borrower and each of its Consolidated Subsidiaries ends on March 31st.

         5.15    Environmental Matters.

         (a) Each of Borrower and the Consolidated Subsidiaries is in compliance with all Environmental Laws (including, but not limited to, all such laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials), the violation of which could cause a Material Adverse Effect during the term of this Agreement.

         (b) (i) To Borrower's knowledge, there are no presently outstanding complaints that Borrower or any Consolidated Subsidiary is now or at any time prior hereto was in violation of any Environmental Law, the violation of which could cause a Material Adverse Effect during the term of this Agreement, (ii) there are no administrative or judicial proceedings presently pending or, to Borrower's knowledge, threatened by a Tribunal against Borrower or any Consolidated Subsidiary pursuant to any Environmental Law that could, if adversely determined, cause a Material Adverse Effect during the term of this Agreement, and (iii) there is no claim presently outstanding against Borrower or any Consolidated Subsidiary which was asserted pursuant to any Environmental Law, which claim could cause a Material Adverse Effect during the term of this Agreement.

         (c) There are no facts or circumstances known to Borrower that could reasonably form the basis of any claim against Borrower or any Consolidated Subsidiary under any Environmental Laws (including, but not limited to, any claim arising from past or present environmental practices asserted under CERCLA, RCRA, the Clean Air Act, the Clean Water Act or any other Federal, State or local Environmental Laws), which claim could cause a Material Adverse Effect during the term of this Agreement.

         5.16 Labor Disputes. Except as may be set forth on Schedule 2, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of Borrower, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, and (c) to Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of Borrower. There is no pending or, to Borrower's knowledge, threatened strike, work stoppage, unfair labor practice claim or other labor dispute against or affecting Borrower or its employees which has or could have a Material Adverse Effect.

         5.17 Investment Company Act; Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         5.18 Burdensome Contracts; Certain Contracts with Account Debtors. Neither Borrower nor any Consolidated Subsidiary is a party to, or bound by, any agreement, contract or Plan which is materially burdensome (taking into consideration any benefits provided thereby) and which has or could have a Material Adverse Effect.

         5.19 FoxMeyer Dividend Restrictions. As of the Closing Date, except as may be disclosed on Schedule 2 or as may be limited or restricted by the provisions of the corporate laws of the jurisdiction in which FoxMeyer is incorporated, FoxMeyer is not bound by any agreement to limit or restrict, in any way (e.g., as to time or amount), the declaration or payment of dividends to its shareholder(s).

         5.20 Workers' Compensation. Except as may be disclosed on Schedule 2, as of the Closing Date, Borrower has not become a non- subscriber to any applicable State workers' compensation statute.

         5.21 Tax Sharing Agreement. The Tax Sharing Agreement has been approved by all necessary corporate action of Borrower and FoxMeyer in a manner consistent with the requirements of Section 144 of the Delaware General Corporation Law relating to "interested director" transactions.

         5.22 Weirton Liabilities. Borrower has no actual or contingent liability for the Weirton Liabilities or with respect to the Weirton Retirement Program except contractually pursuant to and as provided in the Weirton Liabilities Agreement, none of which contractual liabilities may be increased by an event or circumstance occurring after the Closing Date.

         5.23 Full Disclosure. No information, exhibit or written report furnished by or on behalf of Borrower or any Subsidiary to Agent or any Bank in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby contains any material misstatement of fact or omits the statement of a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                                   COVENANTS

         6.1 Affirmative Covenants. So long as any portion of the Obligations remains unpaid or any Bank is committed to make any Loan or issue, amend, renew or extend any Letter of Credit hereunder:

         (a) Payment and Performance of Obligations. Borrower shall pay all principal, interest, fees and other charges with respect to the Obligations when and as the same become due and payable in accordance with the Loan Documents and Borrower shall strictly observe and perform, or cause to be observed and performed, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents applicable to it and shall do all things necessary to prevent the occurrence of any default thereunder.

         (b) Maintenance of Existence, Qualification and Assets. Borrower shall maintain, and shall cause each Major Subsidiary to maintain, at all times, (i) its legal existence, (ii) its qualification to transact business and good standing in all jurisdictions where the nature of its Assets or the conduct of its business requires such qualification and where the failure to so qualify could cause a Material Adverse Effect, and (iii) its material Assets (and exclusive of obsolete Assets) in proper repair, working order and condition, ordinary wear and tear excepted; provided, however, that any Major Subsidiary may merge with and into any other Major Subsidiary. Borrower shall conduct, and shall cause each Major Subsidiary to conduct, its business in an orderly and efficient manner consistent with good business practices. Borrower shall, and shall cause each Major Subsidiary to, act prudently and in accordance with customary industry standards in managing and operating its Assets, businesses and investments.

         (c) Maintenance of Insurance. Borrower shall maintain, at all times, insurance covering such risks and in such amounts as is customarily maintained by businesses similarly situated, including, without limitation, insurance covering the following: (i) workmen's compensation insurance; (ii) employer's liability insurance; (iii) comprehensive general public liability and property damage insurance in respect of all activities in which such Person might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (iv) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and (v) comprehensive automobile liability insurance.

         (d) Maintenance of Security. Borrower shall execute and deliver, or cause to be executed and delivered by the appropriate Person, to Agent all security agreements, pledge agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as Agent deems necessary or appropriate in order to maintain as valid, enforceable and perfected first priority Liens, all Liens required, pursuant to this Agreement, to be granted to Agent or any Bank to secure all or any part of the Obligations.

         (e) Payment of Taxes and Claims. Borrower shall pay, and shall cause each Consolidated Subsidiary to pay, all federal taxes and all material taxes of any nature imposed upon it or any of its Assets or with respect to any of its franchises, businesses, income or profits before any penalty or interest accrues thereon and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a vendor's Lien or landlords', mechanics', laborers', materialmen's, operator's, statutory or other similar Lien affecting any of its Assets; provided, however, that neither Borrower nor any Consolidated Subsidiary shall be required to pay any such taxes or claims (other than those which, if not paid, would result in a Lien upon any of the Collateral) if and to the extent that (i) the amount, applicability or validity thereof is currently (at the time in question) being contested in good faith by appropriate action promptly initiated and diligently conducted, and (ii) such Person shall have set aside on its books cash reserves (segregated to the extent required by GAAP) that are adequate for the payment of such taxes or claims; and provided, further, however, that all such taxes, penalties, interest and claims shall in any event be paid forthwith upon the commencement of any proceedings to foreclose any Lien which may have attached as security therefor. Borrower shall promptly notify Agent of any taxes or claims contested by Borrower or any Consolidated Subsidiary and the circumstances relating thereto, in detail reasonably satisfactory to Agent to the extent that such taxes and claims exceed $5,000,000. Borrower shall ensure that all payments required to be made to Borrower pursuant to the Tax Sharing Agreement are paid in a reasonably prompt fashion after such payments become due and owing to Borrower.

         (f) Compliance with Laws and Documents. Borrower shall comply, and shall cause each Consolidated Subsidiary to comply, in all material respects, with the provisions of any and all laws, rules, regulations, orders, Governmental Requirements and agreements material to its businesses and operations, including, without limitation, Environmental Laws, and shall maintain or cause to be maintained its ability to fully perform its obligations thereunder. With respect to any Pension Plan, Borrower shall cause each Group Member to at all times make prompt payments of contributions required to be made to meet applicable minimum funding standards. Borrower shall pay, promptly when due, any and all amounts payable by it under the NSC Agreement.

         (g) Inspections. Borrower shall, at any reasonable time and from time to time during business hours after Agent shall have given Borrower one Business Day's prior notice, permit, and, shall cause each Consolidated Subsidiary to permit, any agents or representatives of Agent or any Bank to inspect any of Borrower's and each Consolidated Subsidiary's Assets and to examine and make copies of and abstracts from its records and books of account and to discuss its affairs, finances and accounts with any of its officers, employees or independent public accountants (and by this provision Borrower authorizes said accountants to discuss with Agent and Banks and their agents and representatives, the affairs, finances and accounts of Borrower and its Consolidated Subsidiaries).

         (h) Records. Borrower shall keep, and shall cause each Consolidated Subsidiary to keep, adequate books and records reflecting all financial transactions of such Person, in which complete entries shall be made in accordance with GAAP.

         (i) Expenses. Borrower shall promptly pay, from time to time upon request made by Agent, any and all costs, fees and expenses paid or incurred by Agent or Paribas incident to (i) this Agreement or any other Loan Document or any amendment thereto or waiver or interpretation thereof or the filing or recordation, if appropriate, thereof (including, without limitation, the fees and expenses of Agent and Paribas and counsel to Agent and Paribas incurred in connection with the negotiation, preparation, execution and administration of the Loan Documents and any amendment thereto or waiver or interpretation thereof and the filing or recordation, if appropriate, of any Loan Documents),
(ii) the advertising of the Facility (including, without limitation, the cost of "tombstones", closing mementos, etc.) , and (iii) any syndication of the Loans, Letters of Credit or Commitments by Agent or Paribas; provided, however, that the syndication costs, fees and expenses to be paid by Borrower shall be limited to out-of-pocket costs, fees and expenses and shall not exceed $10,000 in aggregate amount. In addition, Borrower shall promptly pay, from time to time upon request made by Agent after the occurrence and during the continuation of a Default, any and all costs, fees and expenses incurred by Agent or any Bank incident to (A) the collection and enforcement of the Loans, the Letters of Credit, the Obligations and the Loan Documents, (B) the exercise of, or preparation for the possible exercise of, any right or remedy under or with respect to the Loans, the Letters of Credit, the Obligations and the Loan Documents and (C) the defense or prosecution of any action, suit or proceeding under or with respect to the Loans, the Letters of Credit, the Obligations and the Loan Documents. Without limiting the obligations of Borrower under the preceding sentence, each Bank shall use reasonable efforts to mitigate the costs, fees and expenses for which Borrower is liable under the preceding sentence by engaging the services of one common counsel on behalf of all Banks in each applicable jurisdiction, but only if and to the extent that, and for such period of time as, such Bank determines, in its sole discretion, that the use of such common counsel is consistent with its best interests under the applicable circumstances.

         (j) Maintenance of Assets, Etc. Borrower shall maintain all Proprietary Rights and other Assets material to the conduct of its business as heretofore or to be conducted by it. Borrower shall ensure that the Tax Sharing Agreement remains in full force and effect.

         (k) Workers' Compensation. If and to the extent that Borrower or any Major Subsidiary is or becomes a non-subscriber under any applicable State workers' compensation statute, Borrower shall consistently take all reasonable precautions as may be necessary or appropriate to minimize the risk of loss to Borrower and such Major Subsidiary associated with, or arising from, claims that would otherwise be covered by such State workers' compensation statute if Borrower or such Major Subsidiary had continued to subscribe under such statute.

         (l) Ownership and Consolidation of Major Subsidiaries, Etc. Borrower shall own, beneficially and of record, at least 80% of the total number of shares of FoxMeyer Stock issued and outstanding from time to time. Notwithstanding anything to the contrary contained in the definition of "Borrowing Base" or elsewhere in this Agreement, Borrower (unless Agent and Majority Banks otherwise agree in writing) shall ensure, and shall cause FoxMeyer to ensure, that the FoxMeyer Stock shall at all times be publicly traded on a U.S. national securities exchange. Borrower shall ensure, and shall cause FoxMeyer to ensure, that FoxMeyer shall own, beneficially and of record, 100% of the shares of capital stock of FoxMeyer Drug Company issued and outstanding from time to time and that (unless Harris is merged with and into FoxMeyer Drug Company) FoxMeyer Drug Company shall own, beneficially and of record, 100% of the shares of capital stock of Harris issued and outstanding from time to time. Borrower shall, from time to time, take all actions as may be necessary or appropriate to ensure that FoxMeyer is consolidated with Borrower for income tax and financial reporting purposes. In the event that any shareholder or director of Borrower votes or evidences its, his or her intention to vote to allow, authorize or permit any amendment, modification or change of the type described in the second sentence of Section 6.2(m), Borrower shall, as a shareholder of FoxMeyer by the voting of its shares of FoxMeyer and otherwise, use its best efforts to prevent, reverse or otherwise eliminate the effects (as the case may be) of any such amendment, modification or change.

         (m) Rank of Obligations. Borrower shall do all acts necessary to ensure that its Obligations under this Agreement and the other Loan Documents rank, at all times, (i) at least pari passu in right of payment with all other (if any) senior, unsubordinated Indebtedness of Borrower, and (ii) with respect to the Collateral, senior to all other Indebtedness of Borrower.

         (n) Further Assurances. Borrower shall execute and deliver, or shall cause to be executed and delivered by the appropriate Person, any and all other and further agreements, documents, instruments and certificates as, in the judgment of Agent, may be necessary or appropriate to more effectively evidence or secure the Obligations and the performance of the terms and provisions of the Loan Documents.

         6.2 Negative Covenants. So long as any portion of the Obligations remains unpaid or any Bank is committed to make any Loan or issue, amend, renew or extend any Letter of Credit hereunder:

         (a) Limitation on Indebtedness. Any Indebtedness for borrowed money incurred by Borrower, other than Indebtedness arising under this Agreement, shall either be (i) unsecured or (ii) secured only by Permitted Liens referred to in clauses (a), (g), (h), (i), (j) or (k) of the definition of such term. The aggregate of all Funded Debt, exclusive of (A) the Indebtedness evidenced by the Notes, (B) the Indebtedness of Borrower, not to exceed $30,000,000, pursuant to the FoxMeyer/NII Loan Facility, (C) the Indebtedness of Borrower pursuant to the Riverside Loan, (D) the Weirton Liabilities and (E) the Indebtedness of Borrower incurred in connection with investments by any Real Estate Partnership to the extent that such Indebtedness is wholly nonrecourse to Borrower, shall not exceed $20,000,000 at any time outstanding.

         (b) Minimum Net Worth. Borrower shall not permit Net Worth, as of the Closing Date and as of the last day of each fiscal quarter thereafter, to be less than $250,000,000; provided, however, that, for purposes of this
Section 6.2(b), any reduction in Net Worth attributable to any Weirton Adjustment or any Ben Franklin Adjustment shall be excluded.

         (c) Restricted Payments. Borrower shall not make any Restricted Payments; provided, however, that Borrower may, subject to the proviso set forth below, (i) pay, in the ordinary course of its business, dividends on its 1,011,970 presently issued and outstanding shares of $5 Cumulative Convertible Preferred Stock in accordance with its presently existing preferred stock dividend obligations, (ii) redeem its 1,011,970 presently issued and outstanding shares of $5 Cumulative Convertible Preferred Stock consistent with the present redemption schedule therefor as set forth on Schedule 2, (iii) purchase its presently issued and outstanding shares of common stock for cash if and to the extent that (but only if and to the extent that), at the time of any such purchase and after giving effect thereto, (A) the remainder of Borrower's cash minus the aggregate principal amount of all Loans and Letter of Credit Outstandings equals or exceeds $2,000,000, or (B) the aggregate amount of such purchases during the term of this Agreement does not exceed $18,000,000, (iv) purchase its presently issued and outstanding shares of common stock in exchange for PIK Securities issued by Borrower, (v) redeem its 3,416,753 presently issued and outstanding shares of $4.20 Cumulative Exchangeable Series A Preferred Stock, and the 1,221,250 additional shares of such preferred stock that are issuable as dividends thereon through the Maturity Date, in exchange for PIK Securities to be issued by Borrower, and (vi) make payments required to be paid by Borrower pursuant to the Tax Sharing Agreement as it presently exists or as it may hereafter be amended with the prior written consent of Majority Banks (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, however, that no such Restricted Payments may be declared, paid or made or may occur at any time when a Default or an Event of Default exists or would exist after giving effect thereto.

         (d) Acquisitions. Neither Borrower, any Subsidiary of Borrower (other than FoxMeyer and Ben Franklin) nor any group of which Borrower or such Subsidiary is a member shall become the beneficial owner of Securities representing five percent or more of the combined voting power of the then-outstanding voting Securities of an issuing entity, other than currently existing Subsidiaries of Borrower, that has a class of Securities registered with the SEC pursuant to Section 12 of the Exchange Act. For purposes of this
Section 6.2(d), the term "group" shall mean as defined in Rule 13d-5 promulgated under the Exchange Act and the term "beneficial owner" shall mean as defined in Rule 13d-3 promulgated under the Exchange Act.

         (e) Loans, Advances and Investments. Borrower shall not, directly or indirectly, make any loan, advance, extension of credit or capital contribution to, make any investment in, or purchase or commit to purchase any Securities or evidences of financial obligations of, or interests in, (i) Centaur Partners IV or any Controlling Person of Borrower, (ii) any officer, director or partner of Borrower, Centaur Partners IV or any such Controlling Person or (iii) any Affiliate of Borrower, Centaur Partners IV or any such Controlling Person other than Subsidiaries of Borrower; provided, however, that Borrower may make investments in any Real Estate Partnership and may make advances to its employees in reasonable amounts for salaries, travel expenses and moving expenses in the ordinary course of business or not inconsistent with prudent business practices.

         (f)     Mergers and Dissolutions.  Neither Borrower nor FoxMeyer shall
(i) merge or consolidate with any Person or (ii) be dissolved or liquidated, except that Consolidated Subsidiaries other than FoxMeyer may be merged with and into Borrower so long as Borrower shall be the entity surviving such merger.

         (g) No Sales of Certain Assets; Negative Pledge; No Negative Pledge in Favor of Other Lenders. Borrower shall not, directly or indirectly,
(i) sell, transfer, assign, encumber or otherwise dispose of, or create, or allow to be created or to otherwise exist, any Lien on, (A) any of the Collateral except for Permitted Liens described in clause (a) of the definition thereof or (B) any capital stock of FoxMeyer (other than FoxMeyer Stock constituting Collateral) except for Permitted Liens described in clauses (a),
(h) or (i) of the definition of such term, or (ii) sell, transfer, assign, encumber or otherwise dispose of, or create, or allow to be created or to otherwise exist, any Lien upon, any of its other Assets (i.e., Assets other than Collateral or capital stock of FoxMeyer) except for Permitted Liens, sales of such other Assets for full and fair consideration made in the ordinary course of business or otherwise consistent with prudent business practices and sales of capital stock of Consolidated Subsidiaries other than FoxMeyer for full and fair consideration. Except as set forth in this Section 6.2(g) or the other Loan Documents in favor of Agent and Banks or in the FoxMeyer Loan Agreement, Borrower shall not (A) covenant or agree, with any other lender(s) or other Person(s), not to create, or not to allow to be created or otherwise exist, any Lien upon any Asset, or (B) covenant or agree, with any other lender(s) or other Person(s), to any other arrangement that is functionally equivalent or similar to a negative pledge (provided, however, that such a negative pledge or the functional equivalent thereof may be created or otherwise exist in favor of other lender(s) or other Person(s) with respect to Assets other than Collateral to the same extent that Permitted Liens, other than Permitted Liens in favor of Agent and Banks, are permitted to be created or otherwise exist (pursuant to this Agreement) in favor of such other lender(s) or other Person(s) with respect to the same Assets).

         (h) Fiscal Year. Borrower shall not change its fiscal year from that in effect on the Closing Date.

         (i) Plans and Compensation. Borrower shall not, and Borrower shall not permit any Consolidated Subsidiary to (i) take any action, or fail to take any action, that will cause or be reasonably expected to cause any representation or warranty contained in Section 5.11, if made on and again as of any date on or after the date of this Agreement, to not be true, or (ii) amend a Plan, or (except in the ordinary course of business in connection with an acquisition of a business unrelated to Borrower or any Consolidated Subsidiary) adopt or begin contributions to one or more additional Plan(s) not shown on Schedule 2, where such amendment or adoption would have the effect of increasing, in the aggregate with respect to all such amendments and adoptions occurring since the Closing Date, as compared to the amount thereof existing as of the Closing Date, either (A) the actual or contingent liability of Borrower and its Consolidated Subsidiaries with respect to all Plans by an amount in excess of $5,000,000, or (B) the current required amount of annual contributions to all such Plans by an amount in excess of $5,000,000.

         (j) Transactions with and Payments to Affiliates. Borrower shall not, and Borrower shall not permit any Consolidated Subsidiary to, enter into any transactions with any Affiliate except in the ordinary course and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable to such Person than would result in a comparable arms' length transaction with a Person who is not an Affiliate; provided, however, that Borrower may amend the Tax Sharing Agreement in accordance with Section 6.2(n), the FoxMeyer/NII Loan Facility and the NII Management Agreement, may invest in any RTC Partnership and may make loans, advances, extensions of credit or capital contributions to and investments in, and may purchase assets from, its existing Subsidiaries, whether or not such amendments, investments or transactions are in the ordinary course of business or are no less favorable to such Person then would result in a comparable arms' length transaction with a Person who is not an Affiliate.

         (k) Change of Chief Executive Offices, Etc. Borrower shall not change the location of its chief executive office or principal place of business or change the location where it keeps its books and records with respect to any Collateral owned by it unless (i) Borrower has given Agent 60 days' prior written notice of any such change and (ii) Borrower has executed and delivered to Agent, and Agent has filed and recorded, to the extent it deems necessary or appropriate, any and all such financing statements and other agreements, documents, instruments and certificates as, in the judgment of Agent, may be necessary or appropriate to ensure that the Liens of Agent and Banks in and to Collateral are fully perfected and of first priority.

         (l) FoxMeyer Dividend Restrictions. Except to the extent that the payment of dividends by FoxMeyer (i) may presently be limited or restricted by the express provisions of the existing credit agreements identified on Schedule 2 hereto to which FoxMeyer is a party or may be limited or restricted by the express provisions of future credit agreements that are no more restrictive as to the payment of dividends than the provisions of such presently existing credit agreements or (ii) may be limited or restricted by the provisions of the corporate laws of the jurisdiction in which FoxMeyer is incorporated, Borrower shall not permit FoxMeyer to agree to limit or restrict, in any way (e.g., as to amount or time), the declaration or payment of dividends to Borrower.

         (m) Certificate or Articles of Incorporation and Bylaws of Major Subsidiaries. Borrower shall not permit the Certificate or Articles of Incorporation or Bylaws of any Major Subsidiary to be amended or modified in any manner that could materially adversely affect the rights of the shareholder(s) of such Major Subsidiary or the rights or remedies of a pledgee of the stock of such Major Subsidiary (provided, however, that mergers permitted pursuant to Section 6.1(b) are not prohibited by this sentence). Without limiting the generality of and in addition to the foregoing, Borrower shall not, as a shareholder of FoxMeyer, vote any shares of FoxMeyer to allow, authorize or permit any amendment to, modification of or other change in any term or provision of the Certificate of Incorporation or Bylaws of FoxMeyer if and to the extent that an effect of such amendment, modification or change, whether direct or indirect, would be to (i) in any way limit or restrict the ability of shareholders owning a majority of the FoxMeyer Stock to remove a director of FoxMeyer with or without cause and to appoint his or her successor, or (ii) in any way limit or restrict the ability of shareholders owning a majority of the FoxMeyer Stock to amend the Certificate of Incorporation or Bylaws of FoxMeyer.

         (n) Tax Sharing Agreement. Borrower shall not, without the prior written consent of Majority Banks (which consent shall not be unreasonably withheld, conditioned or delayed) or except as may be (and to the extent) necessary to comply with any changes of applicable tax laws, cause or allow the Tax Sharing Agreement to be terminated, amended, restated, replaced, substituted, supplemented or otherwise modified.

         (o) Exceptions to Covenants. Borrower shall not, and Borrower shall not permit any other Person to, take any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement or another Loan Document.

         (p) Issuances of PIK Securities. Borrower shall not issue any PIK Securities without the prior written consent of Majority Banks, which consent shall not be unreasonably withheld. All such PIK Securities shall have terms and provisions, and shall not exceed an aggregate amount, reasonably satisfactory to Majority Banks.

         6.3 Reporting Requirements. So long as any portion of the Obligations remains unpaid or any Bank is committed to make any Loan or issue, amend, renew or extend any Letter of Credit hereunder, Borrower shall furnish to Agent and each Bank the following:

         (a) Borrowing Base Certificates. On the last Business Day of each week, a Borrowing Base Certificate, appropriately completed and in each case calculated on the basis of the closing sale price per share (as appearing on any regularly published reporting or quotation service) of the FoxMeyer Stock and any other Margin Stock (if any) pledged as Collateral for the Business Day immediately preceding the date of submission of the Borrowing Base Certificate, all in reasonable detail and certified as to accuracy by a Financial Officer of Borrower. Borrower shall also furnish to Agent the Borrowing Base Certificates required pursuant to Section 4.2(e).

         (b) Cash Flow Projections. As soon as available and in any event within 50 days after the end of each fiscal quarter commencing with the fiscal quarter ended December 31, 1993, cash flow projections for the lesser of the immediately following four fiscal quarters or the period through the first fiscal quarter following the Maturity Date showing projected cash sources and cash uses of Borrower, which projections shall be in form reasonably satisfactory to Agent.

         (c) Quarterly Financial Reports of Borrower. As soon as available and in any event within 50 days after the end of each fiscal quarter commencing with the fiscal quarter ended December 31, 1993, a consolidated statement of operations, balance sheet and statement of cash flows of Borrower and its Consolidated Subsidiaries, in each case for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and a consolidated balance sheet of Borrower and its Consolidated Subsidiaries, in each case as at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal period in accordance with SEC reporting requirements or guidelines, all in reasonable detail and certified as to fairness of presentation, GAAP and consistency by a Financial Officer of Borrower, subject to changes resulting from year-end adjustments.

         (d) Semiannual Letter of Credit Report. As soon as available and in any event within 15 days after the end of each March 31st and September 30th commencing with September 30, 1994, a written report summarizing the face amounts and issuance, amendment, renewal, extension and expiration dates of all Letters of Credit issued, amended, renewed or extended during such fiscal quarter and drawings during such fiscal quarter under all Letters of Credit.

         (e) Quarterly Financial Reports of FoxMeyer and Ben Franklin. As soon as available and in any event within 55 days after the end of each fiscal quarter commencing with the fiscal quarter ended December 31, 1993, a consolidated statement of operations, statement of stockholder's equity and statement of cash flows of each of FoxMeyer and its consolidated subsidiaries and Ben Franklin and its consolidated subsidiaries, in each case for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and a consolidated balance sheet of FoxMeyer and its consolidated subsidiaries and Ben Franklin and its consolidated subsidiaries, in each case as at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal period in accordance with SEC reporting requirements or guidelines, all in reasonable detail and, as to the financial statements of FoxMeyer, certified as to fairness of presentation, GAAP and consistency by a Financial Officer of FoxMeyer, subject to changes resulting from year-end adjustments.

         (f) Payments under the Tax Sharing Agreement. As soon as available and in any event within 50 days after the end of each fiscal quarter commencing with the fiscal quarter ended June 30, 1993, a written report specifying the amount and type of each payment made during such fiscal quarter by Borrower or any of its Consolidated Subsidiaries pursuant to the Tax Sharing Agreement, and, as soon as available and in any event within 90 days after the end of each fiscal year, a certificate executed by a Financial Officer of Borrower certifying that all payments made by Borrower or any of its Consolidated Subsidiaries during such fiscal year pursuant to the Tax Sharing Agreement were made in compliance with such agreement.

         (g)     Annual Financial Reports.         As soon as available and in
any event within 95 days after the end of each fiscal year, a consolidating (as to Borrower, FoxMeyer and Ben Franklin and, if applicable, Borrower's investment in NSC only) and consolidated statement of operations, statement of stockholder's equity (as to the consolidated statements only) and statement of cash flows (as to the consolidated statements only) of Borrower and its Consolidated Subsidiaries, in each case for the annual period ended as of the end of such fiscal year, and a consolidating (as to Borrower, FoxMeyer and Ben Franklin and, if applicable, Borrower's investment in NSC only) and consolidated balance sheet of Borrower and its Consolidated Subsidiaries, in each case as at the end of such fiscal year, setting forth (with respect to the consolidated Financial Statements only) in each case in comparative form the figures for Borrower's preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to Agent and certified by independent certified public accountants of recognized national standing selected by Borrower, whose certificate shall be in scope and substance satisfactory to Agent, and, as to the financial statements of Borrower, also certified by a Financial Officer of Borrower; provided, however, that the consolidating financial information required pursuant to this Section 6.3(g) shall not be required to be certified by such independent certified public accountants. In conjunction with each delivery of financial statements required by this Section 6.3(g), Borrower shall deliver to Agent a certificate of said independent public accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any failure to comply with any covenants set forth in Section 6.2(b), (c) or
(e) or, if any such knowledge exists, specifying the nature and period of existence thereof.

         (h) Compliance Certificates. Concurrently with the financial reports required pursuant to Sections 6.3(c) and (g), a Compliance Certificate substantially in the form of Exhibit I hereto, appropriately completed.

         (i) Notice of Default under this Agreement. Promptly upon becoming aware of the occurrence thereof, notification of any Default or Event of Default, specifying in connection with such notification all actions taken or proposed to be taken in order to remedy such circumstance.

         (j) Notice of Defaults under other Documents. Within three Business Days after Borrower becomes aware of the occurrence thereof, notification of Borrower's or any Consolidated Subsidiary's default or default under any material agreement, document, instrument or certificate to which such Person is a party or by which such Person or its Assets is bound or affected.

         (k) Proxies and Reports. Promptly and as soon as available, one copy of each (i) financial statement, report, notice or proxy statement sent by Borrower or FoxMeyer to its stockholders generally, (ii) regular, periodic or special report, registration statement or prospectus filed by Borrower or FoxMeyer with any securities exchange or the SEC or any successor agency, (iii) press release or other statement made available generally by Borrower or FoxMeyer to the public generally concerning material developments in Borrower's or FoxMeyer's businesses, (iv) order issued by any Tribunal materially affecting Borrower or FoxMeyer or its material Assets and (v) material report, notice or financial statement required to be prepared by or on behalf of Borrower, any Consolidated Subsidiary or any Plan.

         (l) Change in Location of Collateral or Office. Promptly upon the occurrence thereof, notification of (i) any change in Borrower's or any Major Subsidiary's chief executive office or other office location or corporate, trade or other name, and (ii) any additional trade or other name(s) under which Borrower or any Major Subsidiary transacts business.

         (m) Notice of Legal Proceedings. Promptly upon becoming aware of the existence thereof, notification of the institution of any investigation, action, suit, proceeding, order, injunction or dispute with any Person or Tribunal and involving Borrower or any Consolidated Subsidiary or any of its Assets (including, without limitation, any of the Collateral) which could have a Material Adverse Effect.

         (n) Plans. Promptly after becoming aware of the occurrence of any event or condition which has the result that any representation or warranty contained in Section 5.11, if made on and again as of any date on or after the date of this Agreement, ceases to be true, a notification specifying the nature and resulting consequences and expected consequences of such event or condition, the action Borrower or its Consolidated Subsidiary (as applicable) is taking or proposes to take with respect thereto and, if known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

         (o) Burdensome Contracts. Within thirty days after any agreement or contract of any type described in Section 5.18 comes into existence (except to the extent that such agreement or contract is described on Schedule 2), notification of the existence of such agreement or contract and such other information relating thereto as Agent may reasonably request.

         (p) Reports and Information. Such information (not otherwise required to be furnished under the Loan Documents) respecting Borrower's or any Consolidated Subsidiary's businesses, affairs, books, Collateral, material Assets, or liabilities, and such opinions, agreements, documents, instruments, certificates and outside audits, in addition to those mentioned in this Agreement, as Agent (or Majority Banks through Agent) may reasonably request from time to time, including, without limitation, information regarding the subject matter of the information disclosed on Schedule 2 hereto.

                                  ARTICLE VII

                             CERTAIN RIGHTS OF BANK

         7.1 Protection of Collateral. Agent, and/or any Bank with the consent of Agent, may at any time take such steps as they deem necessary or appropriate to protect their interest in and to preserve the Collateral, all at the expense of Borrower (unless such actions become necessary or appropriate primarily or exclusively due to the gross negligence or wilful misconduct of Agent or any Bank). Borrower agrees to cooperate fully with any and all of Agent's and Banks' efforts to preserve the Collateral and Agent's and Banks' interests therein and will take such actions to preserve the Collateral and Agent's and Banks' interests therein as Agent may reasonably direct. All of Agent's and Banks' expenses of preserving the Collateral and their interests therein, including any expenses relating to the compensation and bonding of a custodian, shall be charged to Borrower and added to the Obligations.

         7.2 Appointment of Agent. Following the occurrence and during the continuation of a Default, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent, any Bank or Borrower any check, draft or other instrument for the payment of money to Borrower relating to any Collateral, and Borrower hereby waive(s) notice of presentment, protest and non-payment of any instrument so endorsed. Following the occurrence and during the continuation of a Default, Borrower hereby irrevocably appoint(s) Agent and/or Agent's designee as Borrower's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest) with full power and authority, in the place and stead of Borrower, from time to time, to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment of Collateral that may come into Agent's or any Bank's possession; to sign Borrower's name on any agreements, documents, instruments or certificates relating to any Collateral; to sign Borrower's name on all financing statements, endorsements, or any other agreements, documents, instruments or certificates deemed





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
necessary or appropriate by Agent to preserve, protect or perfect Agent's and Banks' interests in the Collateral and to file the same; to obtain and adjust insurance relating to any Collateral; to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral; to receive, endorse and collect drafts or other instruments, documents and chattel paper relating to any Collateral; to file any claims and to take any action or to initiate any proceeding which Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any Collateral; and to do all other acts and things necessary to carry out this Agreement. All acts of Agent or its designee are hereby authorized and neither shall be liable for any act of omission or commission, or for any error of judgment or mistake of fact or law (including its own negligence or inadvertence), unless done maliciously or resulting from Agent's gross negligence or willful misconduct; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

         7.3 No Liability. Agent and Banks shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in connection with the maintenance or disposition of any Collateral (specifically including that resulting from its negligence or inadvertence), except for damage resulting from its gross negligence or willful misconduct. Following the occurrence and during the continuation of an Event of Default, Agent may, without notice to or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, or compromise upon any terms, any of the Collateral or any security, instrument or insurance applicable thereto and/or release the obligor thereon.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         8.1 Nature of Events. An "Event of Default" shall exist if any one or more of the following shall occur:

         (a) Payments. Borrower shall fail to make any payment or mandatory prepayment of principal, interest, fees, costs, expenses or other amounts with respect to the Obligations on or before the date such payment or prepayment is due and, except with respect to principal or interest for which there shall be no notice requirement or cure period, such failure shall continue for a period of ten days following Borrower's receipt of notice thereof from Agent.

         (b) Covenant Defaults. Borrower shall fail to observe or perform, or cause to be observed or performed, any covenant or agreement contained in Sections 6.1(b), 6.1(d), 6.1(g), 6.1(j), 6.1(l) or 6.1(m), Section 6.2 or
Section 6.3(i) of this Agreement; Borrower shall fail to observe or perform any covenant or agreement contained in Section 6.3(a) and such failure shall continue for a period of five Business Days; or Borrower shall fail to observe or perform, or cause to be observed or performed, any other covenant or agreement contained in the Loan Documents (other than covenants and agreements pertaining to payment obligations of Borrower which shall be governed by
Section 8.1(a)) and such failure shall continue for a period of 30 days following the earlier to occur of Borrower's knowledge thereof or Borrower's receipt of notice thereof from Agent.

         (c) Representations or Warranties. Any representation, warranty or other statement made or deemed made by or on behalf of Borrower and contained in the Loan Documents or in any agreement, document, instrument or certificate furnished in compliance or connection with the Loan Documents is false, misleading or incorrect in any material respect as of the date made or deemed made.

         (d) Enforceability of Liens. Any Lien (other than a Lien expressly and voluntarily released by Agent and Banks) granted or purported to be granted by Borrower to Agent or any Bank under the Security Documents or any other Loan Document is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority Lien in favor of Agent and Banks encumbering the Asset intended to be encumbered.

         (e) Other Debt. Any event or condition occurs with respect to Indebtedness of Borrower aggregating in excess of $5,000,000 (at any time outstanding), the effect of which is (i) to cause or to permit any holder of





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
such Indebtedness to cause the same, or a material portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date(s) of payment and such right of acceleration is not waived by the holder (whether or not such acceleration occurs), (ii) that all or any portion of any such Indebtedness is declared to be due and payable, or required to be prepaid (other than by regularly scheduled payment) prior to the scheduled maturity thereof, or (iii) that all or any portion of any such Indebtedness is not paid, renewed or rearranged when due.

         (f) Involuntary Proceedings. A case is commenced or petition or complaint is filed against Borrower or any Consolidated Subsidiary (other than Ben Franklin or a Consolidated Subsidiary having total assets of less than $5,000,000) under any Debtor Relief Law and such case, petition or complaint remains in effect for more than 30 days; a receiver, liquidator or trustee of Borrower or any Consolidated Subsidiary (other than Ben Franklin or a Consolidated Subsidiary having total assets of less than $5,000,000), or of any material Asset of Borrower or any Consolidated Subsidiary (other than a Ben Franklin or Consolidated Subsidiary having total assets of less than $5,000,000), is appointed by court order and such order remains in effect for more than 45 days; or any material Asset of Borrower or any Consolidated Subsidiary (other than Ben Franklin or a Consolidated Subsidiary having total assets of less than $5,000,000) is sequestered by court order and such order remains in effect for more than 45 days.

         (g) Voluntary Proceedings. Borrower or any Consolidated Subsidiary (other than Ben Franklin or a Consolidated Subsidiary having total assets of less than $5,000,000) voluntarily seeks, consents to, or acquiesces in the benefit of any provision of any Debtor Relief Law; consents to the filing of any petition against it under any such law; makes an assignment for the benefit of its creditors; admits in writing its inability to pay its debts generally as they become due; or consents to the appointment of a receiver, trustee, liquidator or conservator for it or any part of its Assets.

         (h) Undischarged Judgments. Any judgment(s), decree(s) and/or order(s) for the payment of money aggregating in excess of $6,000,000 (at any time outstanding) shall be rendered against Borrower and/or any Consolidated Subsidiary (other than Ben Franklin or a Consolidated Subsidiary having total assets of less than $6,000,000) and such judgment(s), decree(s) or order(s) shall not be satisfied and shall be in effect for any period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

         (i) Attachment. The failure to have discharged, within a period of 30 days after the commencement thereof, any attachment, sequestration or similar proceeding against any Collateral or any material portion of the Assets of Borrower or any Major Subsidiary.

         (j) Termination Event. The occurrence of any Termination Event if the actual or reasonably anticipated increase in liability and/or annual acceleration of payments or funding incurred or required to be paid by Borrower and/or any Consolidated Subsidiary as a result of such Termination Event and as a result of all other Termination Events occurring after the Closing Date exceeds $5,000,000 in aggregate amount.

         (k)     Material Adverse Effect.  The occurrence of a Material Adverse
Effect.

         (l)     FoxMeyer Default.  The occurrence of a FoxMeyer Default.

         (m)     Change of Control.  The occurrence of a Change of Control.

         8.2 Concurrent Acceleration. In the event of the occurrence of an Event of Default specified in Sections 8.1(f) or 8.1(g), the aggregate unpaid amount of the Obligations shall immediately, and concurrently with the occurrence of such Event of Default, become due and payable in full without any action or notification of any kind required by Agent or any Bank, including, without limitation, presentment, demand, protest or notice of protest, dishonor, notice of intention to acceleration and notice of acceleration, all of which are expressly hereby waived by Borrower.

         8.3     Certain Rights of Bank.

         (a) Remedies Upon Default. Should an Event of Default occur, Agent may, at its discretion, and, at the request of Required Banks, Agent shall take any one or more of the following actions:

                      (i) Acceleration. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Obligations, or any part thereof, immediately due and payable, whereupon the same shall be due and payable (unless accelerated automatically pursuant to Section 8.2);

                     (ii) Termination. Terminate the Aggregate Commitment in its entirety or as to any portion thereof, to the extent Agent or Required Banks shall deem appropriate;

                    (iii)         Judgment.  Reduce any claim to judgment;

                     (iv) Setoff. Exercise the rights of setoff and/or banker's Lien against the interests of Borrower in and to every account and other Assets of Borrower which are in the possession of Agent or any Bank to the extent of the full amount of the Obligations;

                      (v) Foreclosure. Foreclose any or all Liens in favor of Agent or any Bank and otherwise realize upon any and all of the rights Agent or any Bank may have in and to the Collateral, or any part thereof;

                     (vi) Letters of Credit. If any Letter of Credit shall then be outstanding, (A) make demand upon Borrower to, and promptly upon such demand Borrower shall, or (B) with respect to any Event of Default underSection 8.1(f) or 8.1(g), Borrower shall promptly without demand by Agent, pay to Agent in immediately available funds at the office of Agent, for deposit in the Cash Collateral Account, an amount equal to 110% of the maximum amount available to be drawn under the outstanding Letters of Credit; and

                    (vii) Exercise of Rights. Exercise any and all other rights or remedies afforded by any applicable laws as Agent or Required Banks shall deem appropriate, or by the Loan Documents, at law, in equity, or otherwise, including, but not limited to, the right to bring suit or other proceeding before any Tribunal, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Agent or any Bank in the Loan Documents.

         (b) Performance by Agent. Should any covenant, duty or agreement of Borrower fail to be performed in accordance with the terms of the Loan Documents, Agent may, at its discretion, perform or attempt to perform, such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Agent, promptly pay to Agent any amount expended by Agent in such performance or attempted performance, together with interest accrued thereon at the Default Rate until Agent is reimbursed therefor. Notwithstanding the foregoing, it is expressly understood that Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty or agreement of Borrower under the Loan Documents.

         (c) Duties and Rights. Agent and Banks may execute any of their duties and/or exercise any of their rights or remedies by or in the name of Agent or any Bank and by or through any of their officers, directors, employees, attorneys, agents or other representatives.

         (d) Bank Not in Control. Borrower acknowledges that none of the covenants or other provisions contained in this Agreement shall give Agent or any Bank the right or power to exercise control over the affairs and/or management of Borrower or any Subsidiary.

         (e) Waivers. The acceptance by Agent or any Bank at any time and from time to time of partial payment of the Obligations shall not be deemed to be a waiver of any Event of Default or Default then existing. No waiver by Agent or any Bank of any Event of Default or Default shall be deemed to be a waiver of any other or subsequent Event of Default or Default. No delay or omission by Agent or any Bank in exercising any right or remedy shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Except as otherwise provided in this Agreement or by applicable law, Borrower and each surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations severally waive presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of any Obligation, or by any release or change in any security for the payment or performance of the Obligations, regardless of the number of such renewals, extensions, releases or changes.

         (f) Cumulative Rights. All rights and remedies available to Agent and/or any Bank under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted to Agent and/or any Bank at law or in equity, whether or not the Obligations are due and payable and whether or not Agent and/or any Bank shall have instituted any suit for collection or other action in connection with the Loan Documents.

         (g) Expenditures by Banks. Any sums expended by or on behalf of Agent or any Bank pursuant to the exercise of any right or remedy shall, to the extent the same are required to be paid or reimbursed by Borrower pursuant to
Section 6.1(i), become part of the Obligations of Borrower and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

         (h) Diminution in Value of Collateral. Neither Agent nor any Bank shall have any liability or responsibility whatsoever for any diminution or loss in value of any Collateral (specifically including that which may arise from Agent or any Bank's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage), except that arising in connection with Agent's or any Bank's gross negligence or willful misconduct.

         (i) Indemnification of Agent and Banks. Borrower hereby indemnifies Agent, each Bank and Agent's and each Bank's directors, officers, employees, attorneys and agents (Agent, each Bank and each such other Person is hereinafter called an "Indemnitee") and holds them and each of them harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (collectively "Claims") of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of the Loan Documents or any of the transactions contemplated therein (including, without limitation, any Claims relating to or arising out of the execution or delivery of this Agreement or any other Loan Document, the performance of the terms and provisions hereof and thereof and the obligations thereunder, and the use of the proceeds of the Loans and the use of the Letters of Credit) or the Environmental Laws, no matter how such Claims arise or result, and including, without limitation, those Claims that may arise or result from or any Indemnitee's negligence or inadvertence; provided, however, that no Indemnitee shall have the right to be indemnified hereunder (i) to the extent that such Claims directly relate to or arise out of any breach by such Indemnitee of its obligations under the Loan Documents, (ii) to the extent that such Claims directly relate to or arise out of the relationship between (A) an assignor Bank and an assignee Bank under this Agreement or (B) a Bank and a participant of such Bank under this Agreement, or (iii) to the extent that the Claims as to which such Indemnitee is seeking indemnification are determined by a court of competent jurisdiction by final and nonappealable order or judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Such indemnification shall not give Borrower any right to participate in the selection of counsel for any Indemnitee or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed.

         (j) Right of Setoff. If an Event of Default shall have occurred and be continuing, and either (i) such Event of Default shall consist of a failure of Borrower to make any payment of any Obligation, (ii) Agent shall have declared the Obligations or any portion thereof immediately due and payable or (iii) Required Banks shall have requested Agent to declare the Loans immediately due and payable, then each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or account of Borrower against any or all of the Obligations now or hereafter existing and held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or any other Loan Document and whether or not such Obligations shall be matured or unmatured.

                                   ARTICLE IX

                                   THE AGENT

         9.1     Appointment and Authorization; Administration; Duties.

         (a) General. The general administration of the Loan Documents and any other documents contemplated by this Agreement shall be by Agent or its designees as provided in Sections 9.1(c) and 9.6(a). Agent shall not be required to exercise any right or remedy with respect to any Event of Default except as may be expressly directed by Required Banks. In the event Required Banks direct Agent to exercise any right or remedy available hereunder, Agent agrees to commence taking action with respect to such right or remedy within a reasonable period of time and to diligently pursue such action or to submit its resignation pursuant to Section 9.10. Except as otherwise provided herein or otherwise agreed to by Agent and Banks in writing, each Bank hereby irrevocably authorizes Agent, at Agent's discretion, to take or refrain from taking such actions as Agent on such Bank's behalf and to exercise or refrain from exercising such powers, rights and remedies under the Loan Documents and any other documents contemplated by this Agreement as are delegated by the terms hereof or thereof, as appropriate, together with all powers, rights and remedies reasonably incidental thereto. Notwithstanding the foregoing or any term or provision of this Agreement, Agent shall have no duties or responsibilities to Borrower or any Bank except as expressly set forth in this Agreement or the other Loan Documents. Unless otherwise expressly stated in this Agreement or in the other Loan Documents to the contrary, all references in this Agreement and the other Loan Documents to Agent shall be deemed to be references to Agent in its capacity as agent for and on behalf of Banks pursuant to this Agreement and the other Loan Documents.

         (b) Collateral. Each Bank irrevocably appoints and authorizes Agent to hold the Collateral and enforce the Liens granted to Banks as security for the Obligations and to take such action as Agent on its behalf and to exercise such powers, rights and remedies under this Agreement and the other Loan Documents or otherwise as are delegated to Agent by the terms hereof or thereof, together with all such powers, rights and remedies as are reasonably incidental thereto, provided, however, that, subject to Section 10.7, as between and among Banks, Agent will not prosecute, settle or compromise any claim against Borrower or release or institute enforcement or foreclosure proceedings against any Collateral securing the Obligations, except with the consent of Required Banks. Without limiting the generality of the foregoing, each Bank authorizes Agent to (i) enter into any Loan Documents securing payment of the Obligations in the capacity of agent for and on behalf of Banks and (ii) to administer all of the Collateral and to enforce the interests of Banks therein in accordance with the Loan Documents. Any action for enforcement of the interests of Banks under the Loan Documents shall be taken either as Agent for Banks or directly in the respective names of Banks, as counsel to Agent may at the time advise. Subject to Section 10.7, Banks consent and agree that any action taken by Agent with the consent or at the direction of Required Banks as provided herein shall be taken for and on behalf of all Banks, including those who may not have so consented or directed, in order to protect or enforce the Liens securing the Obligations; provided that any Bank may direct Agent not to act for or on its behalf in any such proceeding if such Bank executes in favor of Agent a release of its rights to share in the benefits of any such action and a release of its legal and beneficial interest in the Lien created by the Loan Documents on the Collateral which is the subject of such action. Banks and Borrower agree that Agent is not a fiduciary for Banks or Borrower or any other Person but simply is acting in the capacity described herein to alleviate administrative burdens for all parties hereto and that Agent has no duties or responsibilities to Banks, Borrower or any other Person except those (if any) expressly set forth in the Loan Documents.

         (c) Sub-Agents. Each Bank hereby authorizes Agent (in its sole discretion) (i) to appoint sub-agents (including any Banks) to be the holders of record of any Lien to be granted to Agent (for its benefit and the benefit of Banks) or Banks or to hold on behalf of Agent any Collateral or instruments relating thereto, and (ii) so long as an Event of Default shall not have occurred and be continuing, to release a Lien granted to it (for its benefit and the benefit of Banks) on any Asset sold or otherwise disposed of and permitted to be sold or otherwise disposed of in accordance with the terms hereof.

         9.2 Advances and Payments. On the date of each Advance, Agent shall be authorized, but not obligated, to advance, for the account of each Bank making such Advance, the amount of the Advance to be made by it in accordance with its Commitment hereunder if and to the extent that such Bank does not make such amount timely available to Agent for advance to Borrower, Paribas or Issuer, as the case may be, pursuant to this Agreement. Each Bank agrees to immediately reimburse Agent in immediately available funds for any amount so advanced on its behalf by Agent. If any such reimbursement is not made in immediately available funds on the same day on which Agent shall have made any such amount available on behalf of any Bank, such Bank shall pay interest to Agent at the Federal Funds Rate until such reimbursement is made. All amounts to be paid to Banks by Agent shall be credited to Banks, forthwith after collection by Agent, in immediately available funds, in such manner as Banks and Agent shall from time to time agree.

         9.3 Sharing of Payments. Each Bank agrees that if it shall obtain any payment (whether voluntarily, involuntarily through the exercise of a right of banker's lien, setoff or counterclaim, including, without limitation, a secured claim under the Bankruptcy Code or other security interest arising with respect to or in lieu of such secured claim and received by such Bank under any Debtor Relief Law, or otherwise) in respect of any obligation owing to such Bank as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of such Loans of other Banks (based upon the respective Pro Rata Shares of the Commitment to which such Loans relate), (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Banks a participation in such Loans of such other Banks, so that the aggregate unpaid principal amount of such Loans of each Bank shall be in the same proportion to the aggregate unpaid principal amount of all such Loans then outstanding as the principal of such Loans of such Bank prior to the obtaining of such payment was to the principal amount of all such Loans outstanding prior to the obtaining of such payment, (b) it shall pay interest calculated at the Federal Funds Rate to such other Banks on the amount purchased from the date it received such payment until the date of the purchase of such participation, and (c) such other adjustments shall be made from time to time as shall be equitable to ensure that Banks share such payment pro rata based upon their respective Pro Rata Shares of the Commitment to which such Loans relate. Notwithstanding anything to the contrary contained herein, if a Bank shall obtain payment under any circumstances contemplated herein while any Obligations shall remain outstanding, such Bank shall promptly turn over such payment to Agent for distribution, as appropriate, to Banks on account of the Obligations as provided herein. Borrower expressly consents to the foregoing arrangements and agrees that any Bank or Banks holding (or deemed to be holding) a participation in any of the Loans, Letters of Credit or other Obligations may exercise any and all rights of payment (including, without limitation, rights of banker's lien, setoff or counterclaim) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

         9.4 Distribution of Information. Agent will forward to all Banks copies of all financial statements and reports of a material nature furnished to it hereunder by Borrower other than those which are by the terms hereof to be distributed by Borrower directly to Banks; provided, however, that any failure by Agent to do so shall not result in any liability to Agent.

         9.5 Notice to Banks. Except as otherwise provided in this Agreement or except with respect to communications or notices to be provided directly to Banks by Borrower or any Major Subsidiary or Consolidated Subsidiary pursuant to this Agreement or the other Loan Documents, upon receipt by Agent from Borrower of any communication calling for an action on the part of Banks, or upon notice to Agent of any Event of Default, Agent will, in a reasonably prompt fashion, give to Banks notice of the nature of such communication or Event of Default, as the case may be; provided, however, that any failure by Agent to give any such notice shall not result in any liability to Agent except if such failure constitutes gross negligence or willful misconduct.

         9.6     Liability of Agent.

         (a) Other Agents. Agent, when acting on behalf of Banks, may execute any of its responsibilities or duties under this Agreement by or through its, or any Bank's, officers, directors, employees, attorneys or agents. All such officers, directors, employees, attorneys and agents, when exercising the rights or performing the duties of Agent, shall be deemed to be included in the term "Agent." Neither Agent nor its officers, directors, employees, attorneys or agents shall be liable to Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or wilful misconduct. Agent and its officers, directors, employees, attorneys and agents shall in no event be liable to Banks or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from any of Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither Agent nor any of its officers, directors, employees, attorneys or agents shall be responsible to any of Banks for the due execution, validity, genuineness, effectiveness, sufficiency or enforceability of, or for any statement, warranty or representation in, or for the perfection of any Lien contemplated by, this Agreement or any other Loan Document, or shall be required to ascertain or to make any inquiry concerning the performance or observance by Borrower or any other Person of any of the terms, conditions, covenants or agreements of this Agreement or any other Loan Document.

         (b) No Responsibility for Failure of Performance. Neither Agent nor any of its officers, directors, employees, attorneys or agents (when acting in its or their capacities as or on behalf of Agent hereunder) shall have any responsibility to Borrower or any other Person on account of the failure or delay in performance or breach by any of Borrower, Banks (other than Agent) or any other Person of any of their respective obligations under this Agreement or any other Loan Document.

         (c) Communications. Agent, as agent hereunder, shall be entitled to rely on any communication, instrument or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants and other professional advisers and experts selected by it.

         9.7 Reimbursement and Indemnification. Each Bank agrees (a) if and to the extent not promptly reimbursed by Borrower, to reimburse Agent, in accordance with such Bank's Pro Rata Share of the Aggregate Commitment, Loans or Letters of Credit to which the same relate (except as provided below in this Section 9.7), on demand, for fees, costs and expenses incurred for the benefit of Banks under the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of Banks, and any other expense incurred in connection with the preparation, execution, administration, monitoring or enforcement thereof, (b) if and to the extent not promptly indemnified by Borrower, to indemnify and hold harmless Agent and any of its officers, directors, employees, attorneys or agents, in accordance with such Bank's Pro Rata Share of the Aggregate Commitment, Loans and Letters of Credit to which the same relate (except as provided below in this Section 9.7), on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document (except such as shall result from their gross negligence or wilful misconduct), and (c) that Agent may offset distributions of principal, interest and fees due to a Bank by the amount of unreimbursed amounts due and owing in accordance with the provisions of this Section 9.7 if such Bank has not reimbursed or indemnified Agent upon a written request by Agent for reimbursement or indemnification.

         9.8 Rights of Agent. It is understood and agreed that Paribas shall have the same powers, rights, remedies and obligations hereunder (including the right to give such instructions) as the other Banks and may exercise such powers, rights and remedies, as well as its powers, rights and remedies under other agreements, documents, instruments and certificates to which it is or may be party, and engage in other transactions with Borrower, any Major Subsidiary, any Consolidated Subsidiary, any Affiliate of Borrower or any other Person,





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
as though it were not the Agent under this Agreement.

         9.9 Independent Investigation and Credit Decision by Banks. Each Bank acknowledges and agrees that it has decided to enter into this Agreement and to make Loans and issue, or participate in the issuance of, Letters of Credit hereunder based on its own analysis of (a) the transactions contemplated hereby, (b) the creditworthiness of Borrower and Consolidated Subsidiaries, (c) this Agreement and the other Loan Documents and (d) the business, legal and other issues relating thereto, and further acknowledges and agrees that neither Paribas nor Agent shall bear any responsibility therefor. Each Bank acknowledges and agrees that it will, independently and without reliance upon Agent or any other Bank, continue to make its own credit decisions and other decisions regarding the taking or not taking of any action under this Agreement or the other Loan Documents.

         9.10 Successor Agent. Agent may resign at any time by giving at least 15 days' prior notice thereof to Banks and Borrower. Upon any such resignation, within ten days after the retiring Agent's giving of notice of resignation, Majority Banks shall have the right to appoint a successor Agent from among Banks and, if such right is exercised, such Bank appointed by Majority Banks as such shall thereupon become successor Agent (unless such Bank shall decline to accept such appointment). If no successor Agent shall have been so appointed by Majority Banks and shall have accepted such appointment, within 15 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of Banks, appoint a successor Agent which shall either be a Bank or a commercial bank reasonably acceptable to Borrower constituting an Eligible Assignee and having capital and surplus of at least $750,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers, rights, remedies, privileges, responsibilities and duties of the retiring Agent, and the retiring Agent shall be discharged from its responsibilities, duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Notices. Unless otherwise expressly provided in this Agreement, all notices or other communications required or permitted to be given under this Agreement shall be in writing and may be personally served, telecopied, telefaxed, telexed or sent by courier or first class prepaid mail (airmail if to an address in a foreign country from the party writing) and shall be deemed to have been given and received when delivered in person or by courier service, upon transmission of a telecopy, telefax or telex or four days after deposit in the mail (certified or registered, return receipt requested, with postage prepaid and properly addressed). Notices or other communications by Borrower to Agent or any Bank shall not be effective until given and actually received. For purposes of this Agreement, the addresses of the parties to this Agreement (until 15 days' prior notice of a change thereof is delivered as provided in this Section 10.1) shall be as set forth below each party's name on the signature pages hereof.

         10.2 Survival. All representations, warranties, covenants and agreements made by Borrower herein or in the other Loan Documents shall be considered to have been relied upon by Agent and Banks and shall survive the delivery of the Loan Documents, the making of Loans and issuance, amendment, renewal and extension of Letters of Credit and the creation and extension of the Obligations, regardless of any investigation made by or on behalf of Agent or any Bank. All covenants and agreements made by Borrower herein or in the other Loan Documents regarding the payment of principal, interest, fees, taxes, costs or expenses, and all covenants and agreements made (a) by Borrower or (b) by Banks herein, (i) to or in favor of any one or more of Agent and Banks or
(ii) to or in favor of Agent, respectively, regarding any indemnification or reimbursement or disclaimer of liability (including, without limitation, the provisions of Sections 2.9, 2.12, 3.2(d), 7.2, 7.3, 8.3(h) and 8.3(i) hereof), shall survive the termination of this Agreement and the other Loan Documents.

         10.3    GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS

(INCLUDING, WITHOUT LIMITATION, THE VALIDITY, ENFORCEABILITY, INTERPRETATION AND CONSTRUCTION THEREOF) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE U.S. FEDERAL LAWS.

         10.4 Limitation on Interest. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Lawful Rate; and neither Agent nor any Bank shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Lawful Rate. In furtherance of the foregoing, the parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (a) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 10.4, or
(b) an amount, which when added to all other interest payable under this Agreement or the other Loan Documents, equals the Maximum Lawful Rate. If, notwithstanding the foregoing, Agent or any Bank ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Lawful Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to Borrower (or to such other Person who may be entitled thereto by law). In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Lawful Rate, Borrower, Agent and Banks shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate and spread, as appropriate to reflect variations in the Maximum Lawful Rate, the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Lawful Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Agent and/or Banks, as appropriate, shall refund to Borrower (or to such other Person who may be entitled thereto by law) the amount of such excess and, in such event, Agent and Banks shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Lawful Rate. Borrower hereby agrees that the actual effective rate of interest from time to time existing with respect to Loans made by any Bank to Borrower, including all amounts agreed to by Borrower or that are charged or received by such Bank incident to Loans which may be deemed to be interest under applicable law, shall be deemed to be a rate which is agreed to and stipulated by Borrower and Bank in accordance with applicable law.

         10.5 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement or the other Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         10.6 Successors and Assigns. (a) Interested Parties; Prohibition Regarding Assignment by Borrower. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Banks and Agent and their respective successors and assigns; provided, however, that Borrower may not assign, transfer or delegate any of its rights, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of Agent and Banks. Banks may assign, sell and transfer their interests, rights and obligations under this Agreement and the other Loan Documents only in accordance with this Section 10.6.

         (b) Assignment by Banks. Any Bank may assign to one or more Eligible Assignees all or any portion of its interests, rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's interests, rights and obligations under this Agreement, (ii) the amount of each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment) shall not be less than the lesser of (A) the entire amount of such Bank's Loans and Letters of Credit or (B) the principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (iii) the parties to each such assignment shall execute and/or deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $2,500 payable to Agent. Upon such execution, delivery, acceptance and recording, from and after the "Effective Date" specified in the Assignment and Acceptance, which "Effective Date" shall be not earlier than five Business Days after the date of acceptance and recording by Agent unless Agent agrees otherwise (provided, however, that, as between the assigning Bank and the assignee thereunder only, the effective date shall be the effective date of execution and delivery as between such Persons as specified in the Assignment and Acceptance), (1) the assignee thereunder shall be a Bank under this Agreement and, to the extent provided in such Assignment and Acceptance, have the interests, rights and obligations of a Bank hereunder and (2) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Bank's interests, rights and obligations under this Agreement, such assigning Bank shall cease to be a Bank under this Agreement). Each Bank shall, in a reasonably prompt fashion after it has engaged in any material discussions with an Eligible Assignee that apparently will lead to an assignment referred to in this Section 10.6(b), notify Borrower of the identity of such Eligible Assignee; provided, however, that the failure to give any such notification shall not result in any liability to such Bank and shall not affect the rights of Banks or the obligations of Borrower hereunder.

         (c) Effect of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Eligible Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assignee is an Eligible Assignee; (ii) other than as provided in the Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any representations, warranties or other statements made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any Collateral; (iii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under this Agreement or any other Loan Document; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements and other financial information delivered pursuant to Sections 6.3(b), 6.3(c), 6.3(e) and 6.3(g) (or if none of such Financial Statements shall have been delivered, then copies of the Base Financial Statements) and such other agreements, documents, instruments, certificates and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon Agent, such assigning Bank or any other Bank and based on such agreements, documents, instruments, certificates and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank; and (viii) such assignee makes loans in the ordinary course of its business.

         (d) Register. Agent shall maintain at its offices in Houston, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to and Letters of Credit outstanding from, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and Borrower, Agent and Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and Banks at any reasonable time and from time to time upon reasonable prior notice.

         (e) Acceptance and Recording. Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee and the required processing and recordation fee, Agent shall, if such Assignment and Acceptance is duly completed and is in the required form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Banks and Borrower.

         (f) Replacement Notes. Within five Business Days after Borrower's receipt of any such notice from Agent, Borrower, at its own expense, shall execute and deliver to Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in the appropriate principal amount(s) evidencing such assignee's assigned Loans and Commitment, and, if the assignor Bank has retained a portion of its Loans and Commitment, a new Note or Notes payable to the order of such assignor in the appropriate principal amount(s) evidencing such assignor's Loans and Commitment retained by it. Such new Note(s) shall be dated the appropriate date(s) and shall otherwise be in substantially the form of the surrendered Notes, as appropriate.

         (g) Participations. Each Bank may, without the consent of Borrower or Agent, sell participations to one or more banks or other Persons in all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Loans or Commitment) and the other Loan Documents held by it; provided, however, that (i) such Bank shall remain a Bank for all purposes of this Agreement and the transferee of such participation shall not constitute a Bank under this Agreement, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the provisions contained in Sections 2.9 and 2.12 to the same extent as if they were Banks hereunder, except that no such participant shall be entitled to receive any greater benefit pursuant to Section 2.9 than its assignor Bank would have been entitled to receive with respect to the rights participated, and (v) Borrower, Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's interests, rights and obligations under this Agreement and the other Loan Documents, and such Bank shall retain the sole right to enforce the obligations of Borrower relating to the Loans and Letters of Credit and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such participation agreement may provide that such Bank shall not agree to any amendment, modification or waiver of this Agreement or the other Loan Documents, without the consent of such participant, that would (A) reduce the principal or the rate of interest payable by Borrower on any Loan or Letter of Credit or reduce any fees payable by Borrower, (B) postpone any date fixed for the payment of principal of or interest on the Loans or Letters of Credit or any fees payable by Borrower, (C) increase any Commitment or subject such Bank to any obligation to make Loans or issue Letters of Credit, (D) release any Collateral securing any of the Obligations, or (E) amend Section 10.7 or any other provision of this Agreement requiring the consent or other action of all Banks.

         (h) Disclosure. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 10.6, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or any Subsidiary, the Collateral or the Loan Documents furnished to such Bank by or on behalf of the Borrower or any Subsidiary; provided, however, that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any non-public information received from such Bank on the same terms and conditions as contained in Section 10.13.

         (i) Substitution of Banks. If (i) any Bank has demanded compensation under Section 2.9(a) in an aggregate amount exceeding $15,000 during any calendar year, (ii) it becomes unlawful, impossible or impractical for any Bank to make or continue to maintain Eurodollar Loans pursuant to
Section 2.9(c) and such circumstance is not applicable to Paribas and Majority Banks, (iii) with respect to any waiver, amendment or modification which requires the prior written consent of all Banks pursuant to Section 10.7 and which waiver, amendment or modification has received the prior written consent of Required Banks, any Bank refuses to provide its written consent to such waiver, amendment or modification in a reasonably prompt fashion, (iv) any Bank materially defaults in its obligations to make Loans under this Agreement, or (v) any Bank is or becomes insolvent or a receiver, conservator or similar authority is appointed for any Bank, then Agent and/or Borrower shall have the right, but not the obligation, upon notice to such Bank and Borrower or Agent, as applicable, to designate, with the consent of such assignee, an assignee for any such Bank, which assignee shall be an Eligible Assignee mutually satisfactory to Agent and Borrower, to purchase such Bank's Loans, Letters of Credit and Commitment and assume such Bank's obligations; provided, however, that Borrower shall not have the right to designate any assignee for Paribas or to designate any assignee for any Bank referred to in clause (iii) preceding. Within ten Business Days after any such notice to such Bank and Borrower or Agent, as applicable, such Bank shall be obligated to sell its Loans, Letters of Credit and Commitment, and such assignee shall be obligated to purchase such Loans and assume such Bank's Letter of Credit Obligations and Commitment, pursuant to an Assignment and Acceptance. The purchase price therefor shall be an amount equal to the sum of (A) the outstanding principal amount of the Loans payable to such Bank, plus
(B) all accrued and unpaid interest on such Loans, plus (C) all accrued and unpaid fees and other amounts due to such Bank pursuant to this Agreement.

         (j) Assignment to Federal Reserve Banks. Notwithstanding anything to the contrary contained in this Section 10.6, any Bank may at any time or from time to time assign as collateral all or any portion of its rights under this Agreement with respect to its Loans, Letters of Credit, Commitment and Note to a Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations under this Agreement.

         10.7 Entirety and Amendments. Except as provided in Section 2.7 regarding fees, this Agreement and the other Loan Documents embody the entire agreement between or among the parties hereto relating to the subject matter hereof and supersede all prior commitment letters, term sheets, discussions, agreements and understandings, if any, relating to the subject matter hereof; provided, however, that the terms and provisions of the Commitment Letter regarding Borrower's payment of costs, fees and expenses of Agent and Banks and their counsel shall remain in full force and effect. Neither this Agreement nor any provision hereof or of any of the Loan Documents may be waived, amended or modified except by an agreement in writing executed jointly by Borrower and Required Banks, and the same may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof, provided however, that, without the prior written consent of all Banks, no such agreement shall
(a) change or amend the principal amount of, or extend the maturity of or any date for the payment of any principal of or interest on, any Loan or Letter of Credit, or waive or excuse any such payment or any part thereof, or reduce the rate of interest on any Loan or Letter of Credit (other than any such change in the rate of interest resulting from a change in the Base Rate in accordance with the definition of such term), (b) change or amend the Commitment or obligations of any Bank, the provisions of this Section 10.7 or the definitions of "Majority Banks" or "Required Banks", (c) release any Collateral securing any of the Obligations, (d) change any fee payable to Agent or any Bank, or (e) increase the amount of the Aggregate Commitment; provided, further, that no such agreement shall change or amend or otherwise affect the powers, rights, remedies or duties of Agent hereunder without the prior written consent of Agent. Each Bank and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.7 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section 10.7 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         10.8 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         10.9 No Duty. All attorneys, accountants, appraisers, consultants and other professional Persons retained by Agent or any Bank shall have the right to act exclusively in the interests of Agent or such Bank, respectively, and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to Borrower or any Subsidiary or its officers, directors or stockholders or any other Person.





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
         10.10 Banks Not Fiduciaries. The relationship between Borrower and Agent and each Bank is solely that of debtor and creditor, and neither Agent nor any Bank has or shall have any fiduciary or other special relationship with Borrower or any Subsidiary, and no term or provision of any of the Loan Documents shall be construed so as to deem such relationship to be other than that of debtor and creditor or to involve any fiduciary or other special relationship.

         10.11   Article 15.10(b).  The parties hereto agree that, except for
Section 15.10(b) thereof, the provisions of Article 5069 - 15.01 et seq. of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not apply to the Loans or the Loan Documents.

         10.12 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) BORROWER AND (B) AGENT OR ANY BANK.

         10.13 Confidentiality. Agent and each Bank agree (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of the nature involved and in accordance with safe and sound banking practices, any non-public information supplied to it by Borrower pursuant to this Agreement, provided that Agent and each Bank may disclose (and shall not be required to keep confidential) such non- public information (a) to the extent authorized by Borrower, (b) to the extent required by law, rule, regulation or judicial process of any Tribunal, (c) to its counsel or agents, (d) to bank examiners, regulators, auditors or accountants, (e) to Agent or any other Bank in connection with any action, suit or proceeding to which it or any one or more of Banks is a party, (f) to any assignee or participant (or prospective assignee or participant) or Affiliate of a Bank so long as such assignee or participant (or prospective assignee or participant) or Affiliate agrees to preserve the confidentiality of any non-public information to the extent required of Banks pursuant to this Section 10.13, (g) which has become public knowledge through no violation of this Agreement, (h) to the extent such information becomes available through a Person other than Borrower without knowledge by Agent or such Bank (as the case may be) of any requirements of confidentiality, (i) to the extent such information was already known by, or in the possession of, Agent or such Bank, as the case may be, without restriction on disclosure thereof at the time such information was supplied by Borrower, or
(j) to the extent such information is also furnished to Agent or any Bank by a third party not having any similar duty of confidentiality to Borrower. Except to the extent that such information may be disclosed as provided in the immediately preceding sentence, all such non-public information supplied to Agent or any Bank shall not be copied or distributed to any Person other than Agent and Banks without the prior written consent of Borrower. The obligations of confidentiality under this Section 10.13 shall supersede and replace the obligations of Agent and each Bank under any confidentiality letter or other confidentiality agreement in respect of this financing initially signed and delivered to Borrower prior to the date hereof.

         10.14 Construction of Indemnity and Reimbursement Obligations. It is the express intention of the parties hereto that all covenants and agreements made by (a) Borrower or (b) Banks herein (i) to or in favor of Agent and Banks or (ii) to or in favor of Agent, respectively, regarding any indemnification or reimbursement or disclaimer of liability, to the extent that such covenants and agreements provide (expressly or by clear implication) that the beneficiary of such provisions shall be responsible only for its own gross negligence or willful misconduct or the like, are intended to and shall indemnify, reimburse and protect such beneficiary pursuant to the terms thereof notwithstanding such beneficiary's own negligence (as opposed to gross negligence or willful misconduct), whether or not that negligence is the sole or concurring cause of any amount to be indemnified, reimbursed or protected against.





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
         10.15   Jurisdiction, Etc.

         (a) Jurisdiction. Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas State court or Federal court sitting in Houston, Texas, or Dallas, Texas, and any appellate court thereof, in any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any order or judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such court located in Texas, or to the extent permitted by law, in such Federal court in Harris County, Texas or Dallas County, Texas. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Agent or any Bank may otherwise have to bring any suit, action or proceeding relating to this Agreement or the other Loan Documents against Borrower or its property in the courts of any jurisdiction.

         (b) Venue. Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Texas State court or Federal court sitting in Houston, Texas, or Dallas, Texas. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

         (c) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.1. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         10.16 Changes in Accounting Principles. If any changes in generally accepted accounting principles from those in effect on the date hereof are hereafter adopted which result in a change in the method of calculation of any of the financial covenants, standards or terms in this Agreement, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower and its Consolidated Subsidiaries shall be the same after such changes as if such changes had not been made.

         10.17   References to Schedule 2.  Any reference in this Agreement to
Schedule 2 shall be deemed to be a reference only to that portion of Schedule 2 which specifically relates to the Section of this Agreement in which such reference is made.

         10.18 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

         10.19 Termination of Prior Loan Agreement. Concurrently with the initial Advance under this Agreement on the Closing Date, the Prior Loan Agreement shall terminate.





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         IN WITNESS WHEREOF, Borrower, Agent and Banks have caused this
Agreement to be executed and delivered by their duly authorized officers effective as of the date first above written.
                                   BORROWER:

                                   NATIONAL INTERGROUP, INC.


                                   By:_________________________________________
                                   Name:    John G. Murray
                                   Title:           Assistant Treasurer

                                   Address and Telecopy No. for Notice Purposes:

                                   1220 Senlac Drive
                                   Carrollton, Texas 75006
                                   Telecopy No.: (214) 446-4898

                                   AGENT AND A BANK:

                                   BANQUE PARIBAS,
                                   as Agent for Banks and as a Bank


                                   By:_________________________________________
                                   Name:    Pierre-Jean de Filippis
                                   Title:           General Manager


                                   By:_________________________________________
                                   Name:    Bruce A. Cauley
                                   Title:           Deputy General Manager

                                   Address and Telecopy No. for Notice Purposes:

                                   1200 Smith Street, Suite 3100
                                   Houston, Texas 77002
                                   Telecopy No.:  (713) 659-4811

                                   with a copy to:

                                   2121 San Jacinto, Suite 930
                                   Dallas, Texas 75201
                                   Telecopy No.:  (214) 969-0260





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